UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):             October 2, 2001
                                                           ---------------------


                              MATLACK SYSTEMS, INC.
                   (Debtor-In-Possession as of March 29, 2001)
             (Exact name of registrant as specified in its charter)

Delaware                              1-10105                         51-0310173
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(State or Other Jurisdiction of      (Commission                (I.R.S. Employer
 Incorporation or Organization)       File Number)        Identification Number)

One Rollins Plaza, Wilmington, Delaware                                    19803
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code:               (302) 426-2700
                                                               -----------------

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

     On October 2, 2001, Matlack Systems, Inc., a Delaware corporation (the "Company"), together with its wholly owned indirect subsidiary Matlack
Properties, Inc., a Pennsylvania corporation ("Matlack Properties"), and the Company's other wholly owned subsidiaries (collectively, "Matlack") completed the sale of certain assets, including rolling stock, real estate and related personal property and accounts receivable, to Quality Carriers, Inc., an Illinois corporation ("Quality"). The Company and all of its wholly owned subsidiaries are the subjects of a voluntary petition seeking protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), which are consolidated for the purpose of joint administration as Case No. 01-1114 (MFW) (the "Bankruptcy Proceedings"). Quality is a wholly owned subsidiary of Quality Distribution, Inc., a Florida corporation.

     The assets sold to Quality consisted of approximately 230 truck tractor and truck trailer units; Matlack's terminals in San Pablo, California, Pocatello, Idaho, Lake Charles, Louisiana, Salt Lake City, Utah, and Kent, Washington, and related vehicles and personal property; and outstanding accounts receivable as of August 10, 2001 (the "Assets"). The Assets were sold pursuant to an Asset Purchase Agreement dated July 27, 2001 among the Company, Matlack Properties and Quality and a Real Estate Purchase Agreement dated July 27, 2001 between Matlack Properties and Quality (the "Agreements"). Copies of the Agreements are attached to this Current Report on Form 8-K as, respectively, Exhibit 2(a) and Exhibit 2(b). The Agreements provided for the approval of the sale of the Assets as required by the U.S. Bankruptcy Code. Following a hearing held on August 17, 2001, the Bankruptcy Court issued an order approving the sale of the Assets at an auction, at which the purchase price set forth in the Agreements was to be the initial bid for the Assets, and scheduling a hearing to approve such sale upon completion of the auction. On August 24, 2001, the Company held an auction, at which the initial bid of Quality for the Assets, as set forth in the Agreements, was the only offer for the Assets. Accordingly, following a hearing held on September 10, 2001, the Bankruptcy Court issued an order approving the sale of the Assets to Quality free and clear of any liens, claims and encumbrances, and determining that the sale was exempt from any stamp, transfer, recording or similar tax.

     The gross amount of consideration received by the Company was $15,972,000, less certain payments and other adjustments made in respect of the accounts receivable included in the sale and certain other adjustments with respect to other assets included in the sale. The majority of the net proceeds has been paid by the Company to First Union National Bank, the Company's principal creditor, to satisfy its liens on assets included in the sale, including rolling stock, real property, personal property and accounts receivable. A portion of the net proceeds has been retained in an escrow account to fund certain additional adjustments with respect to the accounts receivable included in the sale. A copy of the Holdback Escrow Agreement governing this escrow arrangement is attached hereto as Exhibit 10(n). An additional portion of the net proceeds has been retained in a separate escrow account, pending delivery of title to certain of the truck trailer units included in the sale. Copies of the Escrow Agreement and the Escrow Deposit Agreement governing this escrow arrangement are attached hereto as, respectively, Exhibit 10(m) and Exhibit 10(o). Approximately $65,000 of the net proceeds has been paid to various taxing authorities in California, Idaho, Louisiana, Utah and Washington to satisfy the Company's previously outstanding property tax obligations with respect to the five properties sold to Quality. The remainder of the net proceeds, plus any amounts distributed to the Company upon the satisfaction of the conditions of the escrow arrangements described above, has been or will be paid to the Company. The Company expects to use these proceeds to fund the costs associated with the ongoing liquidation of its business, including the payment of employee salaries and related charges. The Company does not anticipate that the aggregate net proceeds from the sales of these assets will be sufficient to permit any distribution to stockholders, nor does the Company anticipate that the aggregate net proceeds from the sales of its total assets, whether previously announced or subsequently to be concluded, will be sufficient to permit any distribution to stockholders.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits.

     (b)  Pro Forma Financial Information

          As provided in Item 7(b)(2) of this Form 8-K, the requisite pro forma financial information shall be filed no later than 60 days after the date this report is required to be filed. The Registrant undertakes to file such required pro forma financial information by means of an amendment to this Current Report on Form 8-K as soon as practicable, but no later than December 17, 2001.

     (c)  Exhibits:

          2(a) Asset Purchase  Agreement  dated as of July 27, 2001 by and among
               Matlack Systems, Inc., Matlack Properties, Inc. and Quality Carriers, Inc.*

          2(b) Real Estate Purchase Agreement dated as of July 27, 2001 by and between Matlack Properties, Inc. and Quality Carriers, Inc.*

          10(m)Escrow  Agreement  dated as of July 27, 2001 by and among Matlack
               Systems, Inc., Matlack Properties, Inc., Quality Carriers, Inc. and Chase Manhattan Trust Company, N.A.

          10(n)Holdback Escrow Agreement dated as of October 2, 2001 by and among Matlack Systems, Inc., Matlack Properties, Inc., Steamboat LLC and Chase Manhattan Trust Company, N.A.

          10(o)Escrow Deposit Agreement dated as of October 2, 2001 by and among Matlack Systems, Inc., Matlack Properties, Inc. and Quality Carriers, Inc.

          * The Registrant agrees by this filing to supplementally furnish a copy of the Exhibits and Schedules to these agreements to the Commission upon request.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    MATLACK SYSTEMS, INC.


Dated:   October 15, 2001                           By: /s/ Patrick J. Bagley
                                                        ---------------------
                                                        Patrick J. Bagley
                                                        Vice President-Finance &
                                                        Treasurer

                                  EXHIBIT INDEX

Exhibit No.                       Description
-----------                       -----------

2(a) Asset  Purchase  Agreement  dated as of July 27, 2001 by and among  Matlack
     Systems, Inc., Matlack Properties, Inc. and Quality Carriers, Inc.*

2(b) Real  Estate  Purchase  Agreement  dated as of July 27, 2001 by and between
     Matlack Properties, Inc. and Quality Carriers, Inc.*

10(m)Escrow  Agreement  dated as of July 27, 2001 by and among Matlack  Systems,
     Inc., Matlack Properties, Inc., Quality Carriers, Inc. and Chase Manhattan Trust Company, N.A.

10(n)Holdback Escrow  Agreement dated as of October 2, 2001 by and among Matlack
     Systems, Inc., Matlack Properties, Inc., Steamboat LLC and Chase Manhattan Trust Company, N.A.

10(o)Escrow Deposit  Agreement  dated as of October 2, 2001 by and among Matlack
     Systems, Inc., Matlack Properties, Inc. and Quality Carriers, Inc.

* The Registrant agrees by this filing to supplementally furnish a copy of the Exhibits and Schedules to these agreements to the Commission upon request.

Exhibit 2(a)
                                                                  Execution Copy

                            Asset Purchase Agreement


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of July 27, 2001 (the "Effective Date") by and among Matlack Systems, Inc., a Delaware corporation ("MSI"), on behalf of itself and its wholly owned subsidiaries who own the Assets (as defined below) (the "Subsidiaries"); Matlack Properties, Inc., f/k/a Super Service, Inc., a Pennsylvania corporation ("MPI" and, with MSI and the Subsidiaries, "Seller"); and Quality Carriers, Inc., an Illinois corporation ("Buyer").

                                    Agreement

     In consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties agree as follows:

                       1. Agreement to Sell and Purchase

     On the terms and subject to the conditions of this Agreement, Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, in consideration of the payment of the Purchase Price pursuant to
Section 2, all of Seller's right, title and interest in and to the following (the "Assets"):

     (a) those certain tracts or parcels of land described on Schedule A hereto, as such descriptions may be modified pursuant to surveys to be obtained by Buyer at Buyer's option and expense (each such tract or parcel, a "Tract"), together with (i) all the buildings, structures, improvements and fixtures erected or located thereon (the "Improvements"), (ii) any land lying in the bed of any highway, street or road, private or public, open or proposed, in front of or abutting or adjoining a Tract or any portion thereof, to the center line thereof, (iii) all damages, awards, claims and causes of action now or hereafter payable or assertable with respect to any of the foregoing by reason of any exercise of the power of eminent domain, any change of grade of any street, road, highway, avenue or alley, or any damage, destruction, loss or removal of any of the foregoing, (iv) all licenses, permits, certificates and approvals issued by public authorities and necessary or useful for the current use and occupancy of each Tract or the Improvements, and (v) all awards, easements, rights of way, licenses, covenants, agreements, strips, gores, rights, privileges and appurtenances which attach, benefit, relate or are incident to each Tract or the Improvements (collectively, the "Terminal Real Property");

     (b) all machinery, equipment, furniture and other personal property located at the Terminal Real Property, including those items identified on Schedule B hereto, plus the other machinery, equipment, furniture and other personal property of Seller identified on Schedule B (the "Terminal Personal Property" and, together with the Terminal Real Property, the "Terminal Property");

     (c) the trailers and truck tanks identified on Schedule C, wherever located, and all tires, pumps, radios and specialty equipment (other than Qualcomm Units) attached thereto and made a part thereof, and all trip, inspection and maintenance records pertaining to such trailers (the "Rolling Stock"); and

     (d) those accounts and rights to payment of money (whether classified under the Uniform Commercial Code as accounts, general intangibles, credits or otherwise) for goods sold or leased or for services rendered by Seller (collectively, "Accounts Receivable") recorded as of August 10, 2001 (the "Cut-Off Date"), a complete list of which will be provided by Seller to Buyer not later than August 13, 2001, agreed upon and executed by Seller and Buyer, and attached to this Agreement as Schedule D (the "Accounts").

                               2. Purchase Price

2.1. Purchase Price; Payment

     The purchase price to be paid for the Assets shall be Twelve Million, Three Hundred Seventy-Five Thousand and 00/100 Dollars ($12,375,000.00), subject to adjustment as provided in this Agreement (the "Purchase Price"), and shall be paid as follows:

     (a) Upon execution of this Agreement, One Million, Two Hundred Thirty-Seven Thousand, Five Hundred and 00/100 Dollars ($1,237,500.00) (the "Deposit") shall be deposited by Buyer with Chase Manhattan Trust Company, N.A. (the "Deposit Escrow Agent"), to be held in a major money market escrow account pursuant to the provisions of that certain Escrow Agreement of even date herewith among Seller, Buyer and Escrow Agent (the "Deposit Escrow Agreement"). At the Closing, the Deposit, together with all interest earned thereon, shall be credited to Buyer on account of the Purchase Price. As used herein, the term "Deposit" shall be deemed to include all interest earned thereon.

     (b) At the Closing, Buyer shall deliver to the Deposit Escrow Agent by wire transfer the balance of the Purchase Price, less the Holdback Amount (as defined below) and the prorations, adjustments and closing costs provided for in this Agreement, and shall deliver to the Holdback Escrow Agent (as defined below) by wire transfer the Holdback Amount.

2.2. Prepayments; Prorations

     Rentals, water, sewer and other utility charges, real property, personal property, and other taxes, similar assessments, and other prepaid expenses and accruals in respect of any part of the Assets, applicable to periods both prior to and after Closing, whether paid before the Closing Date or payable after the Closing Date, in any case such as are customarily prorated by buyers and sellers of assets similar to the Assets, shall be prorated as of the Closing Date. The estimated net amounts of such prorations shall be subtracted from the cash portion of the Purchase Price if Buyer is entitled to a debit therefor, or added to the Purchase Price if Seller is entitled to a credit therefor. Buyer and Seller shall use their commercially reasonable best efforts to calculate all prorations at or prior to the Closing and, at or about the Closing, Seller and Buyer shall take readings or other measurements of gas, water, electricity and other utilities. Absent manifest error, such readings and measurements shall be binding, conclusive and used for purposes of the apportionment provided herein.

2.3. Adjustments with Respect to Accounts

     (a) Not later than August 13, 2001, Seller will deliver to Buyer the complete list of the Accounts, which will be attached to this Agreement as Schedule D. If the Receivable Value (as defined below) is less than Seven Million and 00/100 Dollars ($7,000,000.00), the Purchase Price will be decreased by an amount equal to such shortfall. If the Receivable Value is greater than Seven Million and 00/100 Dollars ($7,000,000.00), the Purchase Price will be increased by an amount equal to such excess. For purposes of this Agreement, "Receivable Value" means 61% of the sum of the face amounts of all Accounts existing as of the Cut-Off Date; provided, however, that the Receivable Value shall not exceed Nine Million and 00/100 Dollars ($9,000,000.00).

     (b) In the event Seller receives payment in respect of an Account prior to Closing, the Purchase Price shall be reduced by the amount of such payment, up to a total reduction equal to the Receivable Value; and, if the total of all payments in respect of Accounts prior to Closing exceeds the Receivable Value, then 60% of the amount of such excess shall be credited to Buyer by subtracting such amount from the cash portion of the Purchase Price payable to Buyer by Seller at Closing.

     (c) In consideration of Seller's collection of the Accounts pursuant to paragraph (b) above, Buyer shall pay Seller at Closing an amount equal 1.75% of the amount collected by Seller pursuant to paragraph (b), up to a maximum amount collected equal to the Receivable Amount.

2.4. Holdback Escrow Account

     (a) For purposes of this Agreement:

          (i) "Putback" means any Account (A) with respect to which has occurred a breach of any of Seller's representation or warranties in Section 5.4 of this Agreement which materially and adversely affects Buyer's ability to collect the face amount of such Account as set forth on Schedule D; (B) which is fraudulent; (C) for which the Seller cannot provide an invoice, bill of lading or other reasonable documentation; or (D) with respect to which a valid claim, credit, adjustment, rebate, refund or right of set-off has been made by the person or entity obligated in respect of the Account (the "Account Debtor"); in any case as determined in accordance with paragraph (c) below.

          (ii) "Putback Amount" means an amount equal to the unpaid balance of any Account which is the subject of a Putback.

     (b) At the Closing, an amount equal to ten percent (10%) of the Receivable Value (the "Holdback Amount") shall be deposited by Buyer with an escrow agent mutually agreeable to Buyer and Seller (the "Holdback Escrow Agent") in a major money market escrow account (the "Holdback Escrow Account") to fund any Putback Amounts that remain unpaid within 60 days after the Closing Date (the "Putback Period"). The Holdback Escrow Account shall be maintained during the Putback Period, and shall not be deemed to be property of Seller's estate in the Chapter 11 Case (as defined below).

     (c) On a weekly basis during the Putback Period, Buyer shall notify Seller of any claimed Putback by delivering written notice of such claim, accompanied by any information the Buyer has supporting such claim (a "Putback Notice"), to Seller and a neutral third party mutually agreeable to Buyer and Seller (the "Putback Referee"). Not later than five business days after Seller's receipt of the Putback Notice, Seller may object to the Putback Notice by providing written notice of such objection, accompanied by any information the Seller has supporting such objection (a "Putback Objection"), to Buyer and the Putback Referee. If Seller does not make a Putback Objection within the aforementioned five-day period, the Putback shall be deemed a valid Putback. If Seller makes a Putback Objection, the Putback Referee shall determine, on the basis of the information accompanying the Putback Notice and the Putback Objection and any additional information requested by the Putback Referee, whether the claimed Putback is a valid Putback, and such determination shall be binding on Buyer and Seller for all purposes under this Section 2.4. In order to vindicate their respective rights under this Section 2.4, Buyer and Seller shall provide the Putback Referee with such additional information with respect to the Account, the Account Debtor and the facts and circumstances giving rise to the claimed Putback as the Putback Referee may request.

     (d) Buyer shall be entitled to payment of the Putback Amount for any valid Putback, out of the funds on deposit in the Holdback Escrow Account, upon written notice thereof from the Putback Referee to the Holdback Escrow Agent. On the expiration of the Putback Period, (i) the amounts on deposit in the Holdback Escrow Account, less an amount equal to the total of (A) the Putback Amounts for valid Putbacks which have not previously been paid to Buyer, plus (B) the Putback Amounts for claimed Putbacks, the validity of which has not been determined pursuant to paragraph (c) above, shall be released to the Seller;
(ii) funds in an amount equal to the Putback Amounts for valid Putbacks shall be released to Buyer; and (iii) funds in an amount equal to the Putback Amounts for claimed Putbacks, the validity of which has not been determined pursuant to paragraph (c) above, shall be released (A) to Buyer, upon a determination that the claimed Putback is a valid Putback, or (B) to Seller, upon the determination that the claimed Putback is not a valid Putback. Following the expiration of the Putback Period, Buyer shall continue to have the right to pursue any claims relating to Putbacks, other than those for which payment has been made to Buyer pursuant to this Section 2.4, directly from Seller, and any such claim shall be an administrative expense claim under sections 503(b) and 507(a)(1) of the Bankruptcy Code (11 U.S.C. ss.ss. 101 et seq.).

     (e) Notwithstanding any other provision of this Agreement, no Account shall be deemed to be a Putback with respect to (i) any discount or reduction of obligation is granted by Buyer after the Closing Date; or (ii) any failure by the Account Debtor to make payment on the Account when due or otherwise.

2.5. Other Adjustments

     If the parties determine that any part of the Terminal Personal Property is not owned by Seller, such Terminal Personal Property shall be omitted from this Agreement and the Purchase Price shall be adjusted accordingly.

                                   3. Closing

3.1. Time and Place of Closing

     The closing of the purchase and sale of the Assets (the "Closing") shall take place on October 1, 2001 or as soon thereafter as practicable or such other date as the parties agree in writing, but in no event later than October 31, 2001 (the "Closing Date"). The Closing shall take place at the offices of Morgan, Lewis & Bockius, LLP, counsel to Buyer, at 1701 Market Street, Philadelphia, PA 19103-2921, unless the parties agree in writing to a different location for the Closing. Time is of the essence in this Agreement.

3.2. Seller's Closing Deliveries

     On the Closing Date, Seller shall deliver to Buyer the following:

     (a) With respect to the Terminal Real Property, Special Warranty Deeds duly executed by Seller and acknowledged in recordable form, sufficient to vest in Buyer title to the Terminal Real Property in accordance with this Agreement (each, a "Deed"; collectively, the "Deeds");

     (b) A bill of sale or other instrument of conveyance duly executed by Seller sufficient to vest in Buyer title to the Terminal Personal Property in accordance with this Agreement (the "Bill of Sale");

     (c) The original certificate of title for each trailer unit included in the Rolling Stock duly executed by Seller sufficient to transfer title thereto to Buyer or its designee;

     (d) an Assignment (the "Accounts Receivable Assignment") duly executed by Seller sufficient to vest in Buyer title to the Accounts in accordance with this Agreement; a list, in substantially the same form as Schedule D to this Agreement, of all Accounts and the status thereof as of the Closing Date; a copy of each invoice with respect to each Account Debtor, together with such other information or documentation (including all required Uniform Commercial Code releases or financing statements) Buyer reasonably may deem necessary to identify the Accounts and obtain payment from the Account Debtors (including, as applicable, invoices, bills of lading, receiving and delivery documents and collection notes); and such assignment or direction documents as may be reasonably required to allow Buyer to gain access to any lockbox or similar account into which proceeds of the Accounts are remitted and to receive information regarding remittances into such lockbox or account;

     (e) A copy of an Order (the "Order") in the case of Matlack Systems, Inc. et al. (Case No. 01-01114(MFW)) (Jointly Administered) (the "Chapter 11 Case") in the United States Bankruptcy Court for the District of Delaware (the "Court") reasonably acceptable to Buyer specifically authorizing the sale of the Assets to Buyer in accordance with this Agreement and authorizing the Trustee (if there is a Trustee or, if not, the Debtor) to execute the Deeds, the Bill of Sale, the certificates of title, the Accounts Receivable Assignment and all other documents necessary to consummate the Contemplated Transactions (collectively, the "Transaction Documents");

     (f) Such additional affidavits and certifications as the Title Company (as hereinafter defined) shall require, including certificates necessary to delete standard title insurance exceptions (including exception for mechanic's liens) and any documentation, in a form reasonably acceptable to Seller, as Buyer or the Title Company reasonably may deem necessary to effectuate the transactions contemplated by this Agreement (the "Contemplated Transactions"); and

     (g) Such additional documentation, in a form reasonably acceptable to Buyer
and  Seller,   as  Buyer   reasonably  may  deem  necessary  to  effectuate  the
Contemplated Transactions.

3.3. Buyer's Closing Deliveries

     On the Closing Date, Buyer shall deliver to Seller the following:

     (a) the Purchase Price, deposited into the Deposit Escrow Account and the Holdback Escrow Account in accordance with Section 2.1; and

     (b) Such additional documentation, in a form reasonably acceptable to Buyer
and  Seller,   as  Seller  reasonably  may  deem  necessary  to  effectuate  the
Contemplated Transactions.

3.4. Conditions to Seller's Obligation

     Seller shall have no duty to complete the sale of the Assets and shall have no liability to Buyer under this Agreement unless each of the following conditions has been satisfied, any of which may be waived in whole or in part by
Seller:

     (a) Buyer shall have delivered the items described in Section 3.3.

     (b) In accordance with Section 9 of this Agreement, Court Approval shall have been obtained on or before October 31, 2001, and the order granting Court Approval shall not be subject to a stay pending appeal.

     (c) "Court Approval," as defined in the Real Estate Purchase Agreement dated of even date herewith between MPI and Buyer (the "Real Estate Purchase Agreement"), shall have been obtained with respect to the sale to Buyer by MPI of the Property identified therein and the transactions contemplated thereby, and Buyer shall be obligated to effect a closing with respect to such sale on the terms and subject to the conditions set forth in the Real Estate Purchase Agreement.

3.5. Conditions to Buyer's Obligation

     Buyer shall have no duty to complete the purchase of the Assets and shall have no liability to Seller under this Agreement unless each of the following conditions has been satisfied, any of which may be waived in whole or in part by
Buyer:

     (a) Seller shall have delivered the items described in Section 3.2.

     (b) The representations and warranties of Seller contained herein shall be true and correct in all material respects as of the Closing Date and Seller shall have performed and complied with all covenants and conditions of this Agreement on its part to be performed and complied with prior to or on the Closing Date, as the case may be, including payment of the Asset Management Fee in accordance with Section 4.5(c).

     (c) Title Company shall be prepared to issue to Buyer an owner's title insurance policy with respect to the Terminal Real Property, and shall insure, at standard regular rates, that, as of the Closing Date title to the Terminal Real Property is marketable and subject to no exceptions or reservations other than as provided in Section 4.3.

     (d) Without limiting the generality of Section 8.1, Buyer shall have obtained by the Due Diligence Date results wholly satisfactory to Buyer of all inspections which Buyer may perform, including environmental and engineering inspections, test-borings, soil or surface and/or subsurface tests, permits, zoning and development review, and review of the requirements of any governmental authority having jurisdiction over the Terminal Real Property. If the results of such inspections are not wholly satisfactory to Buyer, Buyer shall have the right to terminate this Agreement with respect to such Tract. On such a termination, the Purchase Price shall adjusted in the same manner as set forth in the last sentence of Section 4.3(a). If Buyer fails to cause the Property to be so inspected or timely to notify Seller whether the inspection results are satisfactory, Buyer's failure shall be deemed a decision by Buyer that all such tests and results thereof are satisfactory.

     (e) The Court shall have approved the Approval Motion on or before September 30, 2001, the 363 Hearing shall have been held on or before October 10, 2001, Court Approval shall have been obtained on or before October 31, 2001, and the order granting Court Approval shall not be subject to a stay pending appeal.

     (f) "Court Approval," as defined in the Real Estate Purchase Agreement, shall have been obtained with respect to the sale to Buyer by MPI of the Property identified therein and the transactions contemplated thereby, and MPI shall be obligated to effect a closing with respect to such sale on the terms and subject to the conditions set forth in the Real Estate Purchase Agreement.

     4. Title to and Possession of Property; Management of Certain Property

4.1. Permitted Encumbrances

     For purposes of this Agreement, "Permitted Encumbrances" means the Liens encroachments, boundary disputes, covenants, restrictions, easements, rights of way and other encumbrances described on Schedule E to this Agreement.

4.2. Title to Assets

     Title to the Assets to be conveyed at Closing by Seller to Buyer, other than the Terminal Property, shall be conveyed by the certificates of title for the Rolling Stock and the Accounts Receivable Assignment, free and clear of all liens, mortgages, security interests and other encumbrances (collectively, "Liens"), except Permitted Encumbrances.

4.3. Title to Terminal Property

     (a) Title to the Terminal Property shall be conveyed by the Deeds and the Bill of Sale and shall be good and marketable, free and clear of all encroachments, boundary disputes, covenants, restrictions, easements, rights of way, Liens and other encumbrances whatsoever, including municipal liens and assessments, excluding (i) such Liens, restrictions, easements and encumbrances presently of record which will not, in Buyer's reasonable judgment, materially interfere with or impair Buyer's intended use of the Terminal Property consistent with Seller's past use thereof or materially reduce the value of the Terminal Property; and (ii) Permitted Encumbrances. At Closing, such title to the Terminal Real Property shall be insurable by the Title Company, at the Title Company's regular rates, pursuant to a standard form ALTA owner's form of policy, free of all exceptions, including exceptions for unfiled mechanics', materialmen's or municipal liens excepting only the Permitted Encumbrances. It is a condition precedent to Buyer's obligation to complete Closing that such policy, upon Buyer's payment of the premium therefor, shall be issued at Closing. If such policy is not issued at Closing, Buyer shall have the right, inter alia, to terminate this Agreement. With respect to any Tract, if Seller is unable to give good and marketable title and such as shall be insured by the Title Company in the manner set forth above, Buyer shall have the option of taking such title to such Tract as Seller can give without abatement of Purchase Price, or of terminating this Agreement with respect to such Tract. On such a termination, the Purchase Price shall be reduced by an amount equal to the value of such part of the Terminal Property, as mutually agreed by Seller and Buyer and a pro rata portion of the Deposit shall be returned to Buyer; Buyer shall be have no further rights hereunder in such Terminal Property; and this Agreement shall be and become null and void as to such Terminal Property.

     (b) Buyer shall, at its expense, have the right to order a title commitment or title commitments from a reputable title insurance company of Buyer's choice ("Title Company") and surveys of each Tract from surveyors of Buyer's choice licensed in the state in which each Tract is located. Buyer shall have until the date which is one day before the date of the hearing before the Court on the Approval Motion (as defined below) to notify Seller in writing of either (i) Buyer's approval of survey and title matters appearing therein, including the location of such Tract, boundaries, legal description, easements, restrictions, encroachments, and rights of way, or (ii) Buyer's objections to survey and title matters appearing therein. If Seller is unwilling or unable to cure any of Buyer's objections to title or survey with respect to any Tract, Buyer shall have the right to terminate this Agreement as to such Tract by giving written notice to Buyer, in which case this Agreement shall become null and void as to such Tract, and the Purchase Price shall be adjusted in the same manner as set forth in the last sentence of Section 4.3(a).

     (c) Buyer shall, at its expense, have the right to have the Title Company update the title commitment or title commitments from time to time, including as of the Closing Date, and Buyer shall have the same rights with respect to new matters contained therein as Buyer has with respect to the preliminary title commitment or title commitments.

4.4. Title to Accounts

     (a) Upon the Closing, (i) Seller will be deemed to have sold to Buyer all of Seller's right, title and interest in and to the Accounts and any proceeds; and (ii) Buyer will be the sole and absolute owner thereof and will own all of Seller's rights and remedies represented by the Accounts, including the right to receive payment on the Accounts from the Account Debtors and any guarantors of the Accounts. Buyer is authorized to file Uniform Commercial Code financing statements ("UCC Statements") to reflect and record its interest in the Accounts.

     (b) If the total face value of all Accounts identified on Schedule D that have been due and payable for less than 90 days is not at least 85% of the total face value of all Accounts identified on Schedule D, then Buyer shall have the right, upon written notice to Seller given not later than the Due Diligence Date, to refuse to purchase the Accounts pursuant to this Agreement and, from and after any such notice, this Agreement shall be null and void ab initio with respect to the Accounts, the Purchase Price will be decreased by an amount equal to Seven Million and 00/100 Dollars ($7,000,000.00) and a pro rata portion of the Deposit will be returned to Buyer.

     (c) From and after the Closing Date, Buyer shall have the sole and exclusive right to collect the Accounts. Seller agrees to hold any collections received after the Closing Date with respect to any Accounts in trust for Buyer, and such funds shall not be deemed to be property of Seller's estate in the Chapter 11 Case. Seller shall remit any such funds to Buyer on Monday of each week with respect to funds received by Seller during the preceding week. If Seller receives any payment from a person or entity that is both an Account
Debtor with respect to an Account and obligated in respect of an Account Receivable of Seller which is not an Account, and if Seller is unable to determine after reasonable investigation whether such payment is made in respect of the Account or in respect of the Account Receivable, then such payment shall be deemed to be made in respect of the Account, and the other provisions of this paragraph (c) shall apply thereto.

     (d) Buyer may use Seller's name, and any other name under which the Accounts were generated, solely for the purpose of describing accurately the source of the obligations that generated the Accounts in the credit and collection activities of Buyer with respect to the Accounts and in connection with the institution of collection proceedings brought by Buyer or its assignees under its or their own names.

4.5. Management of Certain Assets

     (a) Seller previously has advised Buyer that, effective as of July 27, 2001, Seller intends to cease operation of the Property described in the Real Estate Purchase Agreement and of the associated Rolling Stock (consisting of 67 trailers) (collectively, the "Idle Assets"). In order to preserve the value of the Idle Assets, Buyer agrees that it will, for its own account and using its own personnel, operate the Idle Assets during the period commencing on July 28, 2001 or as soon thereafter as practicable, and ending on the earlier of (i) the Closing Date; (ii) the termination of this Agreement pursuant to the terms hereof; or (iii) October 31, 2001 (the "Management Period").

     (b) As compensation for the operation of the Idle Assets during the Management Period as provided in paragraph (a) above, Seller agrees to pay to Buyer a fee in the amount of Two Million and 00/100 Dollars ($2,000,000.00), reduced as hereinafter provided (the "Asset Management Fee"). The Asset Management Fee shall be reduced by the amount of $3,050 for each day on which Buyer actually operates any part of the Idle Assets (the "Management Per Diem Credit"); provided, however, that upon the agreement of Buyer and Seller the Management Per Diem Credit shall be increased by $30 per day for each additional trailer included in the Idle Assets.

     (c) The Asset Management Fee shall be payable at and subject to occurrence of the Closing and shall be credited against the Purchase Price payable by Buyer at Closing. Buyer agrees to remit to Seller the Management Per Diem Credit on or before Monday of each week to cover the Management Per Diem Credit payable for the preceding week.

     (d) In order to vindicate its rights and satisfy its obligations under this
Section 4.5, Buyer shall be entitled to possession of the Idle Assets during the Management Period. Buyer agrees to operate the Idle Assets in a lawful and business-like manner and to comply with all laws, ordinances, regulations or orders applicable to the Idle Assets and the operation thereof in accordance with this Section 4.5. Buyer shall be liable for any damage to or destruction of the Idle Assets, ordinary wear and tear excepted. During the Management Period, Buyer shall secure and constantly maintain, at Buyer's expense: (i) liability insurance with an insurance company satisfactory to Buyer, naming Seller as an additional insured, in the amount of at least $2,000,000 per person, $2,000,000 per occurrence for all persons and $2,000,000 for property damage; and

          (ii) "all risk" insurance upon the Improvements included in the Idle Assets, having a replacement cost endorsement in the amount of the full replacement cost of the Improvements and naming Seller as an additional insured; and

          (iii) collision insurance upon the Rolling Stock included in the Idle Assets, having a replacement cost endorsement in the amount of the full replacement cost of the Rolling Stock and naming Seller as an additional insured.

4.6. Possession

     (a) Possession of the Terminal Property shall be delivered to Buyer at the time of Closing in the condition provided hereinafter by delivery of the keys to the Improvements on each Tract and the Deeds and the Bill of Sale.

     (b) Possession of the Rolling Stock shall be delivered by surrendering the Rolling Stock at any Tract or at any other location satisfactory to Buyer.

     (c) Nothing herein is intended to prevent earlier delivery of possession of any Property pursuant to a lease between Seller and Buyer that has been approved by the Court, if such approval is required, or pursuant to Section 4.5.

            5. Representations and Warranties of Seller; Disclaimers

     As a material inducement to Buyer to enter into this Agreement, Seller represents and warrants to Buyer as of the Effective Date and as of the Closing Date (except where such representation or warranty is made as of a specific date) as follows:

5.1. Seller

     (a) With respect to MPI, MPI is a corporation duly incorporated and validly existing under the laws of the Commonwealth of Pennsylvania. With respect to MSI, MSI is a corporation duly incorporated and validly existing under the laws of the State of Delaware. With respect to the Subsidiaries, each Subsidiary is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation. Subject to the entry of the Order, MSI, MPI and each Subsidiary has all necessary corporate power and authority to own its respective properties, to carry on its respective business and to enter into and perform its respective obligations under this Agreement and the Transaction Documents.

     (b) Subject to the entry of the Order:

          (i) The execution and delivery of this Agreement by Seller do not, and the performance of this Agreement and the Transaction Documents by Seller will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, domestic or foreign, or of any other Person except approvals of the Court; and

          (ii)  This  Agreement   constitutes  the  legal,   valid  and  binding
     obligation of Seller enforceable against Seller in accordance with its terms.

     (c) Except (i) the Chapter 11 Case and (ii) the litigation threatened by the International Brotherhood of Teamsters, AFL-CIO, by letter to Seller dated July 16, 2001, a copy of which letter previously has been provided to Buyer, there is no pending or, to Seller's knowledge, threatened action or proceeding affecting Seller or any of its subsidiaries before any governmental authority or arbitrator which could reasonably be expected to materially impair Seller's ability to perform its obligations under this Agreement.

5.2. Terminal Property

     (a) Seller hereby specifically disclaims any warranty, guaranty, or representation, oral or written, past, present, or future of, as to, or concerning the nature and condition of the Terminal Real Property, including the water, soil, and geology, and the suitability thereof and of the Terminal Real Property for any and all activities and uses which Buyer may elect to conduct thereon, except as expressly provided herein.

     (b) Buyer acknowledges that it is being given a sufficient opportunity to inspect the Terminal Property, Buyer will rely solely on its own investigation of the Terminal Property and financial analysis of the revenue and expenses that may be received or incurred in arriving at its decision to purchase the Terminal Property and that Buyer is purchasing the Terminal Property in its present condition, "as is, where is"; and Seller has no obligation to construct any improvements thereon, or to perform any other act regarding the Terminal Property, except as expressly provided herein.

     (c) Any factual information such as Tract dimensions, square footage, or sketches shown to Buyer or set forth herein are or may be approximate. No liability for any inaccuracies, errors or omissions is assumed by Seller, the broker or other agents.

     (d) Proper inspection of the Terminal Property by qualified experts is an absolute necessity to determine whether or not there are any current or potential environmental concerns relating to the Terminal Property. Seller in this transaction has not made, nor will it make, any representations, either expressed or implied, regarding the existence or non-existence of any such environmental concerns in, on or around the Terminal Property except as expressly provided herein. Problems involving environmental concerns can be extremely costly to correct. It is the responsibility of Buyer to conduct at its own expense such investigations of the environmental condition of the Terminal Property as it may desire.

     (e) The Terminal Property shall be conveyed subject to the Permitted Encumbrances. Seller shall under no circumstances be deemed to have made, and Seller hereby expressly disclaims, any representation or warranty not expressly set forth herein, either express or implied, as to any matter whatsoever, including the condition of the Terminal Property and each part thereof, any environmental condition with respect to the Terminal Property, including the presence of any hazardous substance or material or any other pollutant or contaminant in or under the Assets (collectively, "Hazardous Substances"), and the adequacy, suitability or fitness for any particular purpose of the Terminal Property or any part thereof.

     Buyer agrees that the TERMINAL Property is being and will be sold unconditionally and "as is," "where is," "with all faults."

5.3. Rolling Stock

     With respect to the Rolling Stock, and subject to the entry of the Order:

     (a) Seller is the sole and exclusive legal and equitable owner of, and has title to all of the Rolling Stock, free and clear of any lien, security interest, claim or encumbrance of any kind. At and as of the Closing Date, Seller will have the right to sell, convey, transfer, assign and deliver to Buyer the Rolling Stock.

     (b) Buyer acknowledges that it is being given a sufficient opportunity to inspect the Rolling Stock and all maintenance and inspection records relevant thereto, Buyer will rely solely on its own investigation of the Rolling Stock and financial analysis of the revenue and expenses that may be received or incurred in arriving at its decision to purchase the Rolling Stock and that Buyer is purchasing the Rolling Stock in its present condition, "as is, where is"; and Seller has no obligation to repair any part thereof, or to perform any other act regarding the Rolling Stock, except as expressly provided herein.

     Buyer   agrees  that  the   Rolling   Stock  is  being  and  will  be  sold
unconditionally and "as is," "where is," "with all faults."

5.4. Accounts

     Schedule D lists all of the Accounts maintained on the records of Seller as of the Cut-Off Date. With respect to each such Account:

     (a) The information set forth on Schedule D with respect to the Account (including aging information and maturity) is, and all documents and agreements relating to the Account that have been delivered to Buyer with respect to such Account are, true and correct.

     (b) The Account is exclusively owned by Seller and there is no security interest or lien in favor of any third party, or the recording or filing against Seller, as debtor, covering or purporting to cover any interest of any kind in any Account, except as has been or will be released by each party holding such adverse interest in the Account pursuant to the Order. Upon payment of the Purchase Price, all right, title and interest of Seller with respect thereto shall be vested in Buyer, free and clear of any lien, security interest, claim or encumbrance of any kind.

     (c) The purchased Account (i) is payable, in an amount not less than its face amount, by the Account Debtor identified by Seller as being obligated to do so, (ii) is based on an actual, bona fide and lawful rendition of services or sale of goods to the Account Debtor by Seller in the ordinary course of business, and all such goods or services have been lawfully transferred or delivered, (iii) is denominated and payable only in lawful currency of the United States, (iv) is an "account" within the meaning of the Uniform Commercial Code of the State of Delaware, and (v) is not evidenced by any instrument or chattel paper. There is no payor other than the Account Debtor identified by Seller as the payor primarily liable on any purchased Account.

     (d) Seller does not have any guaranty of, letter of credit providing credit support for, or collateral security for, the purchased Account, other than any such guaranty, letter of credit or collateral security as has been assigned to Buyer, and any such guaranty, letter of credit or collateral security is not subject to any lien in favor of any other person.

     (e) The contract or other document obligating an Account Debtor to make payment with respect to the purchased Account (i) does not contain any provision prohibiting the transfer, sale or assignment of such payment obligation from Seller to Buyer or any further assignment by Buyer to a third party or requiring the consent of the Account Debtor to any such transfer, sale or assignment, (ii) has been duly authorized and, together, with the purchased Account, constitutes the legal, valid and binding obligation of the Account Debtor in accordance with its terms, (iii) together with the applicable purchased Account, does not contravene in any material respect any requirement of law applicable thereto, and (iv) is in full force and effect and applicable to the Account Debtor insofar as it obligates the Account Debtor to make payment with respect to the Account.

     (f) The representations, warranties and statements made by Seller in the Transaction Documents, any financial information with respect to Seller delivered to Buyer or any other related documents, including any description of the purchased Account, remain true and correct and do not contain any untrue statement of material fact nor omit to state a material fact necessary to make the statements made therein not misleading.

     (g) The Account is evidenced by an invoice or invoices, and each invoice relating to an Account is and on the Closing Date will be in full force and effect and represents and will represent a legal, valid and binding obligation enforceable by the Seller and its assignees in accordance with its terms.

     (h) The Account Debtor with respect to each Account is a United States resident, is not an affiliate of Seller, is not a government or a governmental subdivision or agency or instrumentality and is not subject to any insolvency proceeding.

     (i) During the six months prior to the Closing Date Seller has not initiated any programs or procedures that alter its collection practices in any material respect, including the provision of discounts if an entire Account balance is paid off in full.

     (j) Seller and its agents and employees have complied with all applicable laws, rules, and regulations with respect to the creation of the Accounts or their transfer or assignment to Buyer or with respect to the transfer of information, including all privacy laws, rules and regulations.

     (k) The Accounts are not the subject of any asserted dispute (whether or not in writing), offset, hold back defense, adverse claim or other claim.

     (l) The Accounts are not subject to any contingent performance requirements of the Seller.

     (m) None of the Accounts has been referred to a collection agency or an attorney or a third party for collection.

     (n) The Accounts were originated in material compliance with the Seller's credit and collection policies in force at the time the Accounts were created.

     (o) The Accounts have not been modified or restructured since their creation.

     (p) The Seller has not established any offset arrangements with any Account Debtors with respect to the Accounts.

     (q) The Accounts do not represent any amounts owing by any Account Debtor in respect of sales taxes, interest, late charges, or similar items.

     Buyer's purchase of the Accounts shall be wholly without recourse to Seller, except as provided in Section 2.4 of this Agreement. No provision of this Agreement shall be deemed to constitute a guaranty by Seller that a purchased Account will be collected by Buyer.

5.5. Environmental Matters

     (a) For purposes of this Agreement:

          (i) "Onsite Environmental Liability" means any obligation, responsibility, liability, cost or expense (whether known, unknown, liquidated or unliquidated, absolute or contingent) relating to or arising from:

               (A) any violation of, or noncompliance with, any Environmental Requirements associated with the ownership or operation of the Assets; or

               (B) any wastes, petroleum, Hazardous Substances or contamination at, in, on, under, or emanating or migrating from or onto the Assets.

          (ii) "Environmental Requirements" means, for purposes of this Agreement, all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning pollution or protection of the environment, including all those relating to food or to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, including (A) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (B) the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901, et seq., and
     (C) the Solid Waste Disposal Act.

     (b) Buyer acknowledges and agrees that as of the Closing Date, Buyer shall have no claim or recourse against Seller in respect of any Onsite Environmental Liabilities. Buyer shall not, however, assume any responsibility for any Onsite Environmental Liabilities of Seller, nor shall Buyer have any obligation to indemnify or hold harmless Seller in respect thereof.

     (c) To the fullest extent permitted by the terms of any insurance policy maintained by Seller or any predecessor, Buyer shall have the right at its own expense to seek coverage from the relevant carrier in the event that any applicable Environmental Requirements impose any obligation or responsibility on Buyer for any Onsite Environmental Liability, other than an Onsite Environmental Liability caused by Buyer, or environmental claims arising from the shipment or migration of Hazardous Substances from any of the Tracts. At Buyer's request, Seller shall file a notice of claim and provide such other assistance and information as may be reasonably necessary for Buyer to make such a claim.

     (d) To Seller's knowledge, it is in compliance in all material respects with the provisions of all licenses and permits held by Seller that pertain to the Environmental Requirements applicable to each Tract and has received no notices of violation or similar notice or any claim from any person with respect to any material Environmental Requirements applicable to any Tracts; and Seller is not subject to any litigation, order or decree with respect to the Environmental Requirements applicable to any Tract.

                             6. Expenses; No Broker

6.1. Expenses of the Parties

     (a) Buyer shall pay for recording the Deeds, for filing any UCC Statement and for all searches, surveys, title insurance and other conveyancing and closing expenses. The real estate transfer taxes, if any, will be paid by Buyer.

     (b) Each party shall pay its own legal fees.

     (c) Seller shall pay the fees of the Deposit Escrow Agent. Buyer shall pay the fees of the Holdback Escrow Agent and the fees of the Putback Referee to the extent that such fees relate to the service of the Putback Referee under Section
2.4 of this Agreement.

     (d) Seller will cooperate with Buyer to have the benefits of Section 1146(c) of the Bankruptcy Code apply to the transfer to the extent permitted by law.

6.2. No Broker

     The parties warrant to each other that neither has dealt with any broker or other intermediary with respect to this transaction in any manner, which would create a right to a commission except that Seller shall be responsible for any fees due Raymond James in connection with the sale of the Assets. If any broker or other intermediary claims a commission or other compensation with respect to this transaction, the party alleged to have created the right to such commission or compensation shall be responsible for defending against such commission or compensation claim(s) and shall indemnify and hold the other party harmless of, from, and with respect to, any such claim(s), including the cost of defense thereof.

                             7. Covenants of Seller

7.1. Operations Prior to Closing

     Between the Effective Date and the Closing Date:

     (a) Except for the Terminal Property to be operated by Buyer as provided in
Section 4.5, Seller shall maintain the Assets in their present condition, reasonable wear and tear and damage by casualty excepted;

     (b) Seller will promptly deliver notice to Buyer of all actions, suits, claims and other proceedings affecting the Assets or the use, possession or occupancy thereof;

     (c) Seller will not convey any portion of the Assets or remove, or permit to be removed, any portion of the Terminal Personal Property from the Tracts except as required in the ordinary course of operation of the Assets and will not enter into, make, grant or suffer any mortgage, lien, encumbrance, lease, license, franchise, concession or other occupancy agreement for any portion of the Assets, any easement, right of way, covenant or restriction on or with respect to the Assets or any portion thereof, or any management, service or other agreement affecting the Assets; and

     (d) Seller will continue to collect the Accounts in the ordinary course of business.

7.2. Covenants as to Accounts

     (a) During the period commencing on August 11, 2001 and ending on the Closing Date, Seller:

          (i) Will use its best efforts, in the ordinary course of business consistent with Seller's past practice with respect to its Accounts Receivable, to collect payment on the Accounts pursuant to Section 2.3(b) and provide Buyer with information as to Accounts on a weekly basis;

          (ii) Will not grant to any Account Debtor any discount, other reduction of obligation, modification or restructuring without the prior written consent of Buyer; and

          (iii) Will not refer any Account to a collection agency or an attorney or a third party for collection without the prior written consent of Buyer.

     (b) Seller covenants and agrees with Buyer that:

          (i) Seller will advise Buyer promptly and in reasonable detail of (A) any lien or claim asserted against any of the Accounts and known to Seller or (B) the occurrence of any breach by Seller of any of its representations, warranties or covenants in this Agreement relating to the Accounts;

          (ii) Seller shall execute (if required) and file such financing statements and other documents reasonably requested by Buyer or which may be required by law to fully preserve and protect the interests of Buyer in and to the Accounts following the Closing;

          (iii) Seller shall cooperate with Buyer to effect an orderly transfer of the Accounts from Seller to Buyer and the servicing thereof, and at Buyer's request will send a letter to each Account Debtor, reasonably satisfactory to Buyer, advising the Account Debtor of the sale of the Account; and

          (iv) If Buyer files a legal action to collect on an Account, Seller will fully cooperate with Buyer with respect to such action.

7.3. Certain Equipment

     Seller shall use its best efforts to deliver to Buyer, as part of the Assets and without further adjustment to the Purchase Price, not more than three lengths of hose per trailer included in the Rolling Stock. In the reasonable discretion of Seller, possession of such hoses may be delivered to Buyer by including such hoses in the Rolling Stock delivered to Buyer in accordance with
Section 4.6(b) or by making such hoses available to Buyer at any facility of Seller.

7.4. Right of First Refusal

     (a) When and if Seller determines to sell all or any part of its Accounts Receivable created subsequent to the Cut-Off Date (the "Additional Accounts") or receives a bona fide offer to purchase the Additional Accounts from a person or entity other than Buyer, Seller shall deliver written notice to Buyer (the "Accounts Offer"), specifying (i) the identity of the proposed purchaser of the Additional Accounts (the "Accounts Offeree"); (ii) the proposed cash and other consideration being offered for the Additional Accounts (the "Offer Price");
(iii) evidence that the Accounts Offeree is a bona fide purchaser of the Additional Accounts and is ready, willing and able to purchase the Additional Accounts at the Offer Price; and (iv) all other terms and conditions of the offer. The Accounts Offer shall be accompanied by a complete list, in substantially the same form as Schedule D, of the Additional Accounts in existence on the date of the Accounts Offer. The Accounts Offer shall constitute an irrevocable offer by Seller to sell the Additional Accounts to Buyer at the Offer Price and on the same terms and conditions as the offer made by the Accounts Offeree.

     (b) Within 10 business days following its receipt of the Accounts Offer (the "Acceptance Period"), Buyer may give written notice to Seller of its decision to purchase the Additional Accounts (the "Accounts Acceptance"), accompanied by a deposit in an amount equal to 10% of the Offer Price, which shall be delivered to a neutral party reasonably acceptable to Buyer and Seller for deposit into a federally insured, interest-bearing escrow account. The Accounts Acceptance shall be deemed to be an irrevocable commitment to purchase from Seller the Additional Accounts described in the Accounts Offer.

     (c) If Buyer does not give an Accounts Acceptance during the Acceptance Period, or gives any notice expressly declining the Accounts Offer, Seller (i) shall be under no obligation to sell any of the Additional Accounts to Buyer but
(ii) may sell the Additional Accounts to the Accounts Offeree, within a period of six months from the date of the Accounts Offer, at a price not less than the Offer Price and on such other terms and conditions as are no more favorable to the Accounts Offeree than those specified in the Accounts Offer. If Seller does not complete the sale of the Additional Accounts within such six-month period, the provisions of this Section 7.3 again shall apply, and no sale of the Additional Accounts shall be made otherwise than in accordance with the terms of this Section 7.3.

     (d) The closing of the purchase of the Additional Accounts by Buyer pursuant to this Section 7.3 shall take place on the date and at the time and place as the parties to the sale may agree, but in no event later than 90 days following the date of the Accounts Offer.

                         8. Due Diligence; Conditions.

8.1. Due Diligence

     (a) Buyer has until the date immediately preceding the date of the hearing before the Court on the Approval Motion (the "Due Diligence Date"), to inspect the Assets, including with respect to the subjects covered by Section 4.3 above. Buyer has the right to terminate this Agreement on or before the Due Diligence Date. In such event, the Deposit shall be returned to Buyer. If Buyer does not exercise its right to terminate under this Section, and the Court approves the sale as described in Section 9, then the Closing shall take place in accordance with Section 3.

     (b) If any of the conditions set forth in Section 3.5 and paragraph (a) above has not been achieved, or if the results thereof are not wholly satisfactory to Buyer for any reason, or if Buyer determines that any of Seller's representations or warranties are untrue in any material respect, then, in addition to any other legal or equitable remedies available to Buyer, Buyer may cancel this Agreement, in which case Escrow Agent shall refund the Deposit, including all accrued interest, to Buyer, whereupon this Agreement shall terminate and the parties hereto shall have no further rights or obligations hereunder.

8.2. Inspection of Property

     Buyer, its agents, employees and contractors shall have the right, at Buyer's risk and expense, from time to time prior to the Due Diligence Date, to inspect the Property, perform surveys, dig test holes, make engineering studies, environmental studies and perform whatever other tests and evaluations Buyer elects.

                           9. Court Approval of Sale

9.1. Court Approval Required

     Seller's obligations to sell the Assets under this Agreement shall not be binding on Seller until the Court approves the sale of the Assets to Buyer subsequent to the Auction substantially on the terms of this Agreement ("Court Approval"). Subject to the satisfaction of the conditions set forth in Sections
3.5 and 8.1, Buyer's obligations to purchase the Assets on the terms and subject to the conditions of this Agreement shall be binding on Buyer from and after the Effective Date.

9.2. Motion to Court

     (a) Promptly after the Effective Date, Seller shall file with the Court a motion (the "Approval Motion") requesting that the Court (i) establish procedures for the sale of the Assets consistent with the provisions of paragraph (b) below; and (ii) hold the 363 Hearing (as defined below) to approve the sale of the Assets pursuant to this Agreement. Buyer shall be given a reasonable opportunity to review and comment on the Approval Motion, Seller shall give reasonable consideration to the comments of Buyer and its counsel and such the Approval Motion shall be reasonably satisfactory to Buyer. Seller shall use all reasonable efforts to obtain approval of the Approval Motion by the Court.

     (b) The Approval Motion shall:

          (i) provide that the sale of the Assets on the terms and subject to the conditions of this Agreement and the sale of the Property (as defined in the Real Estate Purchase Agreement) on the terms and subject to the conditions of the Real Estate Purchase Agreement shall be considered as a single transaction;

          (ii) provide that any other bidder at the Auction (as defined below) shall (A) pay an aggregate purchase price for the Assets and the Property (as defined in the Real Estate Purchase Agreement) that is at least $1,000,000 greater than the sum of the Purchase Price for the Assets and the Purchase Price for the Property set forth in the Real Estate Purchase Agreement, with subsequent bid increments of $500,000; and (B) make a cash deposit equal to at least ten percent (10%) of the amount bid; and

          (iii) request approval of (A) the payment by Seller to Buyer of a fee in an amount equal to 3% of the Purchase Price (the "Topping Fee") in accordance with Section 9.4 in the event that Buyer is not the successful bidder at the Auction and (B) the Escrow Agreement.

9.3. Auction; Hearing

     Upon approval by the Court of the Approval Motion, Seller shall conduct an auction sale (the "Auction") of the Assets, followed as soon as practicable, consistent with the procedures of the Court, by a hearing pursuant to Section 363 of the Bankruptcy Code (the "363 Hearing"), at which the Court will consider whether to approve the sale of the Assets to the high bidder at the Auction.

9.4. Topping Fee

     If Buyer is not the successful bidder at the Auction, then within one business day of the closing of the sale of the Assets to the successful bidder, Seller shall (a) pay to Buyer the Topping Fee and (b) return to Buyer the Deposit, together with interest accrued thereon.

                           10. Condemnation; Casualty

10.1. Terminal Property

     (a) Should any part of the Terminal Property be taken under power of eminent domain between the date of this Agreement and the Closing Date, Seller shall immediately give written notice thereof to Buyer and within 30 days of such notice Buyer, at its option, may terminate this Agreement with respect to the Terminal Property by notice to Seller. On such a termination, the Purchase Price shall be reduced by an amount equal to the value of such part of the Terminal Property, as mutually agreed by Seller and Buyer, and a portion of the Deposit shall be returned to Buyer and Buyer shall have no further rights hereunder in such Terminal Property or in the condemnation award. If Buyer does not so terminate this Agreement, Seller shall credit to Buyer at Closing all sums theretofore received by Seller on account of the condemnation award and assign to Buyer, Seller's right to any sums thereafter receivable on account of such award.

     (b) If at any time after the date of this Agreement and prior to the date of Closing any material portion of the Terminal Property is lost, destroyed or damaged as a result of fire or any other cause whatsoever, Seller shall promptly give written notice thereof to Buyer, and Buyer shall have the right, at its sole option, to terminate this Agreement with respect to such Terminal Property by giving Seller written notice of its intent to terminate within 10 days of Buyer's receipt of the aforesaid notice from Seller or other discovery of the loss, damage as destruction. On such a termination, the Purchase Price shall be reduced by an amount equal to such part of the Terminal Property as mutually agreed by Seller and Buyer, and a pro rata portion of the Deposit shall be returned to Buyer and, in such event, neither party shall have any further liability or obligation hereunder with respect to such Terminal Property. If Buyer does not terminate this Agreement with respect to such Property, the proceeds of any insurance paid to Seller at or prior to the time of Closing and all unpaid claims and rights in connection with losses shall be assigned to Buyer at Closing without in any manner affecting the Purchase Price. Seller, between the date of this Agreement and the date of Closing, shall maintain and keep in full force and effect all insurance policies presently in force with respect to the Assets.

10.2. Rolling Stock

     If at any time after the date of this Agreement and prior to the date of Closing any item or portion of the Rolling Stock is lost, destroyed or damaged as a result of a motor vehicle accident or any other casualty, Seller shall promptly give written notice thereof to Buyer, and Buyer shall have the right, at its sole option, of excluding such item or portion of the Rolling Stock from the Rolling Stock to be conveyed and delivered at Closing, by giving Seller written notice of its intent to exclude such item or portion from the Rolling Stock within 10 days of Buyer's receipt of the aforesaid notice from Seller. In such event, the Purchase Price shall be reduced by an amount equal to the value of the excluded item as determined by Seller and Buyer and neither party shall have any further liability or obligation hereunder with respect to such item or portion of the Rolling Stock. If Buyer does not elect to exclude such item or portion of the Rolling Stock, the proceeds of any insurance paid to Seller at or prior to the time of Closing and all unpaid claims and rights in connection with losses shall be assigned to Buyer at Closing without in any manner affecting the Purchase Price. Seller, between the date of this Agreement and the date of Closing, shall maintain and keep in full force and effect all insurance policies presently in force with respect to the Rolling Stock.

                                  11. Default

11.1. Default by Buyer

     Subject to the provisions of Section 9, should Buyer fail to close the purchase of the Assets when required to do so according to the terms of this Agreement through no fault or breach hereof on the part of Seller, and provided Seller shall be ready, willing and able to sell the Assets to Buyer on all terms and conditions contained in this Agreement, then Seller may treat this Agreement as terminated and Seller shall thereupon be entitled to the Deposit as liquidated damages, it being impractical and extremely difficult to fix the actual damages, and the parties mutually agree that this will be the sole and exclusive remedy of Seller. Seller shall not seek or obtain any money or other judgment against Buyer or any disclosed or undisclosed principal, officer or employee of Buyer, or against the assets or estate of Buyer, or any of the foregoing persons, and Seller's sole recourse for payment of said amounts shall be to the Deposit.

11.2. Default by Seller

     Subject to the provisions of Section 9, should Seller be unable to or fail to convey title to the Assets on the Closing Date according to the terms of this Agreement, or if Seller shall otherwise be in breach of this Agreement, then Buyer may treat this Agreement as terminated, in which event the Deposit shall be forthwith returned to Buyer. If Buyer elects not to terminate this Agreement but to treat this Agreement as being in full force and effect, then nothing herein shall be construed to prevent its enforcement by an action of specific performance or any other legal or equitable remedies, provided Buyer shall be entitled to a credit against the Purchase Price to the extent of any mortgages, liens or other encumbrances affecting the Assets (other than the Permitted Encumbrances) caused by Seller and not shown as a title exception on Buyer's title commitment.

                                  12. Release

     Except as provided in Section 2.4 with respect to Putbacks, as of the Closing, Buyer shall release and discharge Seller, its officers, directors, employees, agents, consultants or counsel (each, a "Seller Party;" collectively, the "Seller Parties") from any and all claims or causes of action which Buyer, its officers, directors, employees or agents may have against any Seller Parties arising out of or relating to the condition of the Assets, including the environmental condition thereof; provided, however, that such release shall not prohibit or be construed to prohibit Buyer from joining any Seller Party or Seller Parties as third-party defendant(s), cross-defendant(s), defendant(s) on Buyer's counterclaim or otherwise in any proceedings brought by any Seller Party or any third party (specifically including any governmental agency or body) arising out of or relating to the condition of the Assets.

                                13. Recordation

     Neither this Agreement nor any memorandum hereof shall be recorded.

                                   14. Merger

     Except as expressly provided in this Agreement, all of the representations, warranties, covenants and/or agreements of Seller contained in this Agreement, and all of Seller's obligations to be performed under the provisions hereof, shall merge into the Deeds delivered to Buyer at Closing.

                                   15. Notice

     Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received, if given in person; (b) on the date of transmission, if sent by telex, telecopy or other electronic transmission (with answer back confirmation of such transmission); (c) upon delivery, if delivered by a nationally known commercial courier service providing next-day delivery service (such as Federal Express); or (d) upon delivery, or refusal of delivery, if deposited in the U.S. Mail, certified or registered mail, return receipt requested, postage prepaid. A copy of each notice delivered by Seller or Buyer under this Agreement shall be delivered to Seller or Buyer at the addresses listed below, or to such other individual or address as a party hereto may designate for itself by notice given as herein provided:

i.  If to Seller, to:                       with a copy to:

      Matlack Systems, Inc.                 Baker, Donelson, Bearman &
                                                 Caldwell, P.C.
      One Rollins Plaza                     2200 Riverview Tower
      2200 Concord Pike                     900 South Gay Street
      Wilmington, DE  19803                 Knoxville, TN 37901
      Attention:  Mr. Patrick Bagley        Attention:  Robert F. Worthington,
                                                 Esq.
      Telephone:  302.426.2930              Telephone:  865.549.7000
      Facsimile:  302.426.3699              Facsimile: 865.525.8569

ii. If to Buyer, to:                        with a copy to:

      Quality Carriers, Inc.                Morgan, Lewis & Bockius LLP
      3802 Corporex Park Drive              1701 Market Street
      Tampa, FL  33619                      Philadelphia, PA 19103-2921
      Attention:  Robert Kasak, Esq.        Attention:  Peter S. Sartorius, Esq.
      Telephone:  1.800.282.2031 x7309      Telephone: 215.963.5466
      Facsimile:  813.630.9567              Facsimile: 1.877.432.9652

                             16. General Provisions

16.1. Governing Law

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to conflicts of law principles.

16.2. Construction and Interpretation of Agreement

     (a) The article and section headings in this Agreement are inserted for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

     (b) The language used in this Agreement will be deemed to be the language chosen by the parties to this Agreement to express their mutual intent, and no rule of strict construction shall be applied against any party.

     (c) Any defined term used in the plural refers to all members of the relevant class, and any defined term used in the singular refers to any one or more of the members of the relevant class. The use of a pronoun of any gender is applicable to all genders.

     (d) The terms "herein," "hereof," "hereto," "hereunder" and other terms similar to such terms refer to this Agreement as a whole and not merely to the specific article, section, paragraph or clause where such terms may appear, and article, section, subsection, schedule and exhibit references herein are references to articles, sections and subsections of and schedules and exhibits to this Agreement, unless otherwise specified.

     (e) The term "including" means "including, but not limited to" or "including", the phrase "may not" is prohibitive and not permissive, and the word "or" is not exclusive.

     (f) Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from but excluding" and the words "to" and "until" each means "to and including."

16.3. Non-Waiver

     No waiver or waivers by any party of any breach, default, liability or performance by the other party shall be deemed or construed a waiver of any other term, condition or liability or the breach or default thereof. Failure on the part of any party to complain of any action or inaction on the part of the other party or to declare the other party in default, no matter how long such failure may continue, shall not be deemed to be a waiver by such party of any of its rights hereunder.

16.4. Amendment

     This Agreement may not be changed other than by an instrument in writing, signed by the party (or the assignee of a party, to the extent permitted by Section 16.6) if against which the enforcement of the change is sought.

16.5. Entire Agreement

     This Agreement constitutes the entire agreement between the parties respecting the subject matter hereof, and in no event shall either party be charged with any covenant, representation, warranty, guarantee, indemnity or other agreement, except to the extent expressly stated in this Agreement. Any and all Exhibits and the Rider annexed to this Agreement are an integral part hereof.

16.6. Assignment

     Buyer shall have the right to assign its rights under this Agreement, (a) in respect of one or more of the Tracts included in the Terminal Property and the related Improvements and Terminal Personal Property, to one or more persons or entities engaged in the business of owning and/or operating properties similar to the Terminal Property pursuant to contractual arrangements with Buyer; and (b) in respect of the Accounts, to any person engaged in the business of purchasing accounts receivable (in each case, an "Assignee"), in each case upon written notice to Seller executed by Buyer and Assignee setting forth the name and a brief description of Assignee and either the identity of the Tract or Tracts with respect to which Buyer is assigning its rights to Assignee or a statement that Buyer is assigning its rights with respect to the Accounts to Assignee. From and after the execution of such notice by Seller, the notice shall become incorporated into this Agreement and Assignee shall become bound by this Agreement with respect to the Assets so assigned as if Assignee's name were set forth in place of the term "Buyer;" provided, however, that no such assignment shall relieve Buyer from its obligations hereunder. Except as set forth above, this Agreement shall not be assigned without the prior written consent of Seller and Buyer.

16.7. Binding Effect

     This  Agreement  shall be  binding  upon and  inure to the  benefit  of the
respective  parties,   and  their  successors,   assigns,   heirs  and  personal
representatives, except as otherwise expressly provided herein.

16.8. Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.


                       * Signatures appear on next page *

                                   Signatures


     IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the parties hereto as of October 2, 2001.


                                                   MATLACK SYSTEMS, INC.,
                                                   a Delaware corporation

                                                   By: /s/ Patrick J. Bagley
                                                       ---------------------
                                                   Name: Patrick J. Bagley
                                                   Title: Vice President-Finance


                                                   QUALITY CARRIERS, INC.,
                                                   an Illinois corporation

                                                   By: /s/ Dennis Farnsworth
                                                       -------------------------
                                                   Name: Dennis Farnsworth
                                                  Title: Chief Financial Officer

Exhibit 2(b)
                                                                  Execution Copy

                         Real Estate Purchase Agreement


     THIS REAL ESTATE PURCHASE AGREEMENT (this "Agreement") is entered into as of July 27, 2001 (the "Effective Date") by and between Matlack Properties, Inc., f/k/a Super Service, Inc., a Pennsylvania corporation ("Seller"), and Quality Carriers, Inc., an Illinois corporation ("Buyer").

                                    Agreement

     In consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties agree as follows:

                       1. Agreement to Sell and Purchase

     On the terms and subject to the conditions of this Agreement, Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, in consideration of the payment of the Purchase Price pursuant to
Section 2, all of Seller's right, title and interest in and to the following (the "Property"):

     (a) those certain tracts or parcels of land described on Schedule A hereto, as such descriptions may be modified pursuant to surveys to be obtained by Buyer at Buyer's option and expense (each such tract or parcel, a "Tract"), together with (i) all the buildings, structures, improvements and fixtures erected or located thereon (the "Improvements"), (ii) any land lying in the bed of any highway, street or road, private or public, open or proposed, in front of or abutting or adjoining a Tract or any portion thereof, to the center line thereof, (iii) all damages, awards, claims and causes of action now or hereafter payable or assertable with respect to any of the foregoing by reason of any exercise of the power of eminent domain, any change of grade of any street, road, highway, avenue or alley, or any damage, destruction, loss or removal of any of the foregoing, (iv) all licenses, permits, certificates and approvals issued by public authorities and necessary or useful for the current use and occupancy of each Tract or the Improvements, and (v) all awards, easements, rights of way, licenses, covenants, agreements, strips, gores, rights, privileges and appurtenances which attach, benefit, relate or are incident to each Tract or the Improvements (collectively, the "Real Property"); and

     (b) all machinery, equipment, furniture and other personal property located at the Real Property, including those items identified on Schedule B hereto (the "Personal Property").

                               2. Purchase Price

2.1. Purchase Price; Payment

     The purchase price to be paid for the Property shall be Three Million, Five Hundred Ninety-Seven Thousand and 00/100 Dollars ($3,597,000.00), subject to adjustment as provided in this Agreement (the "Purchase Price"). and shall be paid as follows:

     (a) Upon execution of this Agreement,  Three Hundred  Fifty-Nine  Thousand,
Seven Hundred and 00/100 Dollars ($359,700.00) (the "Deposit") shall be deposited by Buyer with Chase Manhattan Trust Company, N.A. (the "Escrow Agent"), to be held in a major money market escrow account pursuant to the provisions of that certain Escrow Agreement of even date herewith among Seller, Buyer and Escrow Agent (the "Escrow Agreement"). At the Closing, the Deposit, together with all interest earned thereon, shall be credited to Buyer on account of the Purchase Price. As used herein, the term "Deposit" shall be deemed to include all interest earned thereon.

     (b) At the Closing, Buyer shall deliver to the Escrow Agent by wire transfer the balance of the Purchase Price, less the prorations, adjustments and closing costs provided for in this Agreement.

2.2. Prepayments; Prorations

     Rentals, water, sewer and other utility charges, real property, personal property, and other taxes, similar assessments, and other prepaid expenses and accruals in respect of any part of the Property, applicable to periods both prior to and after Closing, whether paid before the Closing Date or payable after the Closing Date, in any case such as are customarily prorated by buyers and sellers of property similar to the Property, shall be prorated as of the Closing Date. The estimated net amounts of such prorations shall be subtracted from the cash portion of the Purchase Price if Buyer is entitled to a debit therefor, or added to the Purchase Price if Seller is entitled to a credit therefor. Buyer and Seller shall use their commercially reasonable best efforts to calculate all prorations at or prior to the Closing and, at or about the Closing, Seller and Buyer shall take readings or other measurements of gas, water, electricity and other utilities. Absent manifest error, such readings and measurements shall be binding, conclusive and used for purposes of the apportionment provided herein.

2.3. Other Adjustments

     If the parties determine that any part of the Personal Property is not owned by Seller, such Personal Property shall be omitted from this Agreement and the Purchase Price shall be adjusted accordingly.

                                   3. Closing

3.1. Time and Place of Closing

     The closing of the purchase and sale of the Property (the "Closing") shall take place on October 1, 2001 or as soon thereafter as practicable or such other date as the parties agree in writing, but in no event later than October 31, 2001 (the "Closing Date"). The Closing shall take place at the offices of Morgan, Lewis & Bockius, LLP, counsel to Buyer, at 1701 Market Street, Philadelphia, PA 19103-2921, unless the parties agree in writing to a different location for the Closing. Time is of the essence in this Agreement.

3.2. Seller's Closing Deliveries

     On the Closing Date, Seller shall deliver to Buyer the following:

     (a) With respect to the Real Property, Special Warranty Deeds duly executed by Seller and acknowledged in recordable form, sufficient to vest in Buyer title to the Real Property in accordance with this Agreement (each, a "Deed"; collectively, the "Deeds");

     (b) A bill of sale or other instrument of conveyance duly executed by Seller sufficient to vest in Buyer title to the Personal Property in accordance with this Agreement (the "Bill of Sale");

     (c) A copy of an Order (the "Order") in the case of Matlack Systems, Inc. et al. (Case No. 01-01114(MFW)) (Jointly Administered) (the "Chapter 11 Case") in the United States Bankruptcy Court for the District of Delaware (the
"Court"), in substantially the form set forth in the Approval Motion, specifically authorizing the sale of the Property to Buyer in accordance with this Agreement and authorizing the Trustee (if there is a Trustee or, if not, the Debtor) to execute the Deeds, the Bill of Sale, the certificates of title, the Accounts Receivable Assignment and all other documents necessary to consummate the Contemplated Transactions (collectively, the "Transaction Documents");

     (d) Such additional affidavits and certifications as the Title Company (as hereinafter defined) shall require, including certificates necessary to delete standard title insurance exceptions (including exception for mechanic's liens) and any documentation, in a form reasonably acceptable to Seller, as Buyer or the Title Company reasonably may deem necessary to effectuate the transactions contemplated by this Agreement (the "Contemplated Transactions"); and

     (e) Such additional documentation, in a form reasonably acceptable to Buyer
and  Seller,   as  Buyer   reasonably  may  deem  necessary  to  effectuate  the
Contemplated Transactions.

3.3. Buyer's Closing Deliveries

     On the Closing Date, Buyer shall deliver to Seller the following:

     (a) the Purchase Price, deposited into the Escrow Account in accordance with Section 2.1; and

     (b) Such additional documentation, in a form reasonably acceptable to Buyer
and  Seller,   as  Seller  reasonably  may  deem  necessary  to  effectuate  the
Contemplated Transactions.

3.4. Conditions to Seller's Obligation

     Seller shall have no duty to complete the sale of the Property and shall have no liability to Buyer under this Agreement unless each of the following conditions has been satisfied on or before the Closing Date, any of which may be waived in whole or in part by Seller:

     (a) Buyer shall have delivered all of the items described in Section 3.3.

     (b) In accordance with Section 8 of this Agreement, Court Approval shall have been obtained on or before October 31, 2001, and the order granting Court Approval shall not be subject to a stay pending appeal.

     (c) "Court Approval," as defined in the Asset Purchase Agreement dated as of July 27, 2001 among Matlack Systems, Inc., a Delaware corporation ("MSI"), Seller and Buyer (the "Asset Purchase Agreement"), shall have been obtained with respect to the sale to Buyer by Seller and MSI of the Assets identified therein and the transactions contemplated thereby, and Buyer shall be obligated to effect a closing with respect to such sale on the terms and subject to the conditions set forth in the Asset Purchase Agreement.

3.5. Conditions to Buyer's Obligations

     Buyer shall have no duty to complete the purchase of the Property and shall have no liability to Seller under this Agreement unless each of the following conditions has been satisfied on or before the Closing Date, any of which may be waived in whole or in part by Buyer:

     (a) Seller shall have delivered all of the items described in Section 3.2.

     (b) The representations and warranties of Seller contained herein shall be true and correct in all material respects as of the Closing Date and Seller shall have performed and complied with all covenants and conditions of this Agreement on its part to be performed and complied with prior to or on the Closing Date, as the case may be.

     (c) Title Company shall be prepared to issue to Buyer an owner's title insurance policy in the amount of the Purchase Price, and shall insure, at standard regular rates, that, as of the Closing Date, title to the Property is marketable and subject to no exceptions or reservations other than as provided in Section 4.2.

     (d) Without limiting the generality of Section 7.1, Buyer shall have obtained by the Due Diligence Date results wholly satisfactory to Buyer of all inspections which Buyer may perform, including, without limitation, environmental and engineering inspections, test-borings, soil or surface and/or subsurface tests, permits, zoning and development review, and review of the requirements of any governmental authority having jurisdiction over the Real Property. If the results of such inspections are not wholly satisfactory to Buyer, Buyer shall have the right to terminate this Agreement with respect to such Tract. On such a termination, the Purchase Price shall adjusted in the same manner as set forth in the last sentence of Section 4.2(a). If Buyer fails to cause the Property to be so inspected or timely to notify Seller whether the inspection results are satisfactory, Buyer's failure shall be deemed a decision by Buyer that all such tests and results thereof are satisfactory.

     (e) The Court shall have approved the Approval Motion on or before September 30, 2001, the 363 Hearing shall have been held on or before October 10, 2001, Court Approval shall have been obtained on or before October 31, 2001, and the order granting Court Approval shall not be subject to a stay pending appeal.

     (f) "Court Approval," as defined in the Asset Purchase Agreement, shall have been obtained with respect to the sale to Buyer by Seller and MSI of the Assets identified therein and the transactions contemplated thereby, and Seller shall be obligated to effect a closing with respect to such sale on the terms and subject to the conditions set forth in the Asset Purchase Agreement.

                            4. Title and Possession

4.1. Permitted Encumbrances

     For purposes of this Agreement, "Permitted Encumbrances" means the liens, mortgages, security interests, encroachments, boundary disputes, covenants, restrictions, easements, rights of way and other encumbrances described on Schedule C to this Agreement.

4.2. Title to Terminal Property

     (a) Title to the Property shall be conveyed by the Deeds and the Bill of Sale and shall be good and marketable, free and clear of all encroachments, boundary disputes, covenants, restrictions, easements, rights of way, liens, mortgages, security interests and other encumbrances whatsoever, including municipal liens and assessments, excluding (i) such liens, mortgages, security interests, restrictions, easements and encumbrances presently of record which will not, in Buyer's reasonable judgment, materially interfere with or impair Buyer's intended use of the Property consistent with Seller's past use thereof or materially reduce the value of the Property; and (ii) Permitted Encumbrances. At Closing, such title to the Real Property shall be insurable by the Title Company, at the Title Company's regular rates, pursuant to a standard form ALTA owner's form of policy, free of all exceptions, including exceptions for unfiled mechanics', materialmen's or municipal liens, excepting only the Permitted Encumbrances. It is a condition precedent to Buyer's obligation to complete Closing that such policy, upon Buyer's payment of the premium therefor, shall be issued at Closing. If such policy is not issued at Closing, Buyer shall have the right, inter alia, to terminate this Agreement. With respect to any Tract, if Seller is unable to give good and marketable title and such as shall be insured by the Title Company in the manner set forth above, Buyer shall have the option of taking such title to such Tract as Seller can give without abatement of Purchase Price, or of terminating this Agreement with respect to such Tract. On such a termination, the Purchase Price shall be reduced by an amount equal to the value of such part of the Property, as mutually agreed by Seller and Buyer and a pro rata portion of the Deposit shall be returned to Buyer; Buyer shall be have no further rights hereunder in such Terminal Property; and this Agreement shall be and become null and void as to such Terminal Property.

     (b) Buyer shall, at its expense, have the right to order a title commitment or title commitments from a reputable title insurance company of Buyer's choice ("Title Company") and surveys of each Tract from surveyors of Buyer's choice licensed in the state in which each Tract is located. Buyer shall have until the date which is one day before the date of the hearing before the Court on the Approval Motion (as defined below) to notify Seller in writing of either (i) Buyer's approval of survey and title matters appearing therein, including the location of such Tract, boundaries, legal description, easements, restrictions, encroachments, and rights of way, or (ii) Buyer's objections to survey and title matters appearing therein. If Seller is unwilling or unable to cure any of Buyer's objections to title or survey with respect to any Tract, Buyer shall have the right to terminate this Agreement as to such Tract by giving written notice to Buyer, in which case this Agreement shall become null and void as to such Tract, and the Purchase Price shall be adjusted in the same manner as set forth in the last sentence of Section 4.2(a).

     (c) Buyer shall, at its expense, have the right to have the Title Company update the title commitment or title commitments from time to time, including as of the Closing Date, and Buyer shall have the same rights with respect to new matters contained therein as Buyer has with respect to the preliminary title commitment or title commitments.

4.3. Possession

     Possession of the Property shall be delivered to Buyer at the time of Closing in the condition provided hereinafter by delivery of the keys to the Improvements on each Tract and the Deeds and the Bill of Sale.

                 5. Representations and Warranties; Disclaimer

     As a material inducement to Buyer to enter into this Agreement, Seller represents and warrants to Buyer as of the Effective Date and as of the Closing Date (except where such representation or warranty is made as of a specific date) as follows:

5.1. Seller

     (a) Seller is a corporation duly incorporated and validly existing under the laws of the Commonwealth of Pennsylvania. Subject to the entry of the Order, Seller has all necessary corporate power and authority to own its properties, to carry on its business and to enter into and perform its obligations under this Agreement and the Transaction Documents.

     (b) Subject to the entry of the Order:

          (i) The execution and delivery of this Agreement by Seller do not, and the performance of this Agreement and the Transaction Documents by Seller will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, domestic or foreign, or of any other Person except approvals of the Court; and

          (ii)  This  Agreement   constitutes  the  legal,   valid  and  binding
     obligation of Seller enforceable against Seller in accordance with its terms.

     (c) Except (i) the Chapter 11 Case and (ii) the litigation threatened by the International Brotherhood of Teamsters, AFL-CIO, by letter to MSI dated July 16, 2001, a copy of which letter previously has been provided to Buyer, there is no pending or, to Seller's knowledge, threatened action or proceeding affecting Seller or any of its subsidiaries before any governmental authority or arbitrator which could reasonably be expected to materially impair Seller's ability to perform its obligations under this Agreement.

5.2. Terminal Property

     (a) Seller hereby specifically disclaims any warranty, guaranty, or representation, oral or written, past, present, or future of, as to, or concerning the nature and condition of the Real Property, including the water, soil, and geology, and the suitability thereof and of the Real Property for any and all activities and uses which Buyer may elect to conduct thereon, except as expressly provided herein.

     (b) Buyer acknowledges that it is being given a sufficient opportunity to inspect the Property, Buyer will rely solely on its own investigation of the Property and financial analysis of the revenue and expenses that may be received or incurred in arriving at its decision to purchase the Property and that Buyer is purchasing the Property in its present condition, "as is, where is"; and Seller has no obligation to construct any improvements thereon, or to perform any other act regarding the Property, except as expressly provided herein.

     (c) Any factual information such as Tract dimensions, square footage, or sketches shown to Buyer or set forth herein are or may be approximate. No liability for any inaccuracies, errors or omissions is assumed by Seller, the broker or other agents.

     (d) Proper inspection of the Property by qualified experts is an absolute necessity to determine whether or not there are any current or potential environmental concerns relating to the Property. Seller in this transaction has not made, nor will it make, any representations, either expressed or implied, regarding the existence or non-existence of any such environmental concerns in, on or around the Property except as expressly provided herein. Problems involving environmental concerns can be extremely costly to correct. It is the responsibility of Buyer to conduct at its own expense such investigations of the environmental condition of the Property as it may desire.

     (e) The Property shall be conveyed subject to the Permitted Encumbrances. Seller shall under no circumstances be deemed to have made, and Seller hereby expressly disclaims, any representation or warranty not expressly set forth herein, either express or implied, as to any matter whatsoever, including the condition of the Property and each part thereof, any environmental condition with respect to the Property, including the presence of any hazardous substance or material or any other pollutant or contaminant in or under the Property (collectively, "Hazardous Substances"), and the adequacy, suitability or fitness for any particular purpose of the Property or any part thereof.

     Buyer agrees that the Property is being and will be sold unconditionally and "as is," "where is," "with all faults."

5.3. Environmental Matters

     (a) For purposes of this Agreement:

          (i) "Onsite Environmental Liability" means any obligation, responsibility, liability, cost or expense (whether known, unknown, liquidated or unliquidated, absolute or contingent) relating to or arising from:

               (A) any violation of, or noncompliance with, any Environmental Requirements associated with the ownership or operation of the Property; or

               (B) any wastes, petroleum, Hazardous Substances or contamination at, in, on, under, or emanating or migrating from or onto the Property.

          (ii) "Environmental Requirements" means, for purposes of this Agreement, all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning pollution or protection of the environment, including all those relating to food or to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, including (A) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (B) the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901, et seq., and
     (C) the Solid Waste Disposal Act.

     (b) Buyer acknowledges and agrees that as of the Closing Date, Buyer shall have no claim or recourse against Seller in respect of any Onsite Environmental Liabilities. Buyer shall not, however, assume any responsibility for any Onsite Environmental Liabilities of Seller, nor shall Buyer have any obligation to indemnify or hold harmless Seller in respect thereof.

     (c) To the fullest extent permitted by the terms of any insurance policy maintained by Seller or any predecessor, Buyer shall have the right at its own expense to seek coverage from the relevant carrier in the event that any applicable Environmental Requirements impose any obligation or responsibility on Buyer for any Onsite Environmental Liability, other than an Onsite Environmental Liability caused by Buyer, or environmental claims arising from the shipment or migration of Hazardous Substances from any of the Tracts. At Buyer's request, Seller shall file a notice of claim and provide such other assistance and information as may be reasonably necessary for Buyer to make such a claim.

     (d) To Seller's knowledge, it is in compliance in all material respects with the provisions of all licenses and permits held by Seller that pertain to the Environmental Requirements applicable to each Tract and has received no notices of violation or similar notice or any claim from any person with respect to any material Environmental Requirements applicable to any Tracts; and Seller is not subject to any litigation, order or decree with respect to the Environmental Requirements applicable to any Tract.

                                  6. Covenants

6.1. Expenses of the Parties

     Buyer shall pay for recording the Deeds and for all searches, surveys, title insurance and other conveyancing and closing expenses. The real estate transfer taxes, if any, will be paid by Buyer. Each party shall pay its own legal fees. Seller shall pay the fees of the Escrow Agent. Seller will cooperate with Buyer to have the benefits of Section 1146(c) of the Bankruptcy Code apply to the transfer to the extent permitted by law.

6.2. No Broker

     The parties warrant to each other that neither has dealt with any broker or other intermediary with respect to this transaction in any manner which would create a right to a commission, except that Seller shall be responsible for any fees due Raymond James or Keen Consultants in connection with the sale of the Property. If any broker or other intermediary claims a commission or other compensation with respect to this transaction, the party alleged to have created the right to such commission or compensation shall be responsible for defending against such commission or compensation claim(s) and shall indemnify and hold the other party harmless of, from, and with respect to, any such claim(s), including the cost of defense thereof.

6.3. Operations Prior to Closing

     Between the date of this Agreement and the Closing Date:

     (a) Subject to Section 4.5 of the Asset Purchase Agreement, Seller shall maintain the Property in its present condition, reasonable wear and tear and damage by casualty excepted.

     (b) Seller will promptly deliver notice to Buyer of all actions, suits, claims and other proceedings affecting the Property or the use, possession or occupancy thereof.

     (c) Seller will not convey any portion of any Tract or remove, or permit to be removed, any portion of the Personal Property from any Tract except as required in the ordinary course of operation of the Property and will not enter into, make, grant or suffer any mortgage, lien, encumbrance, lease, license, franchise, concession or other occupancy agreement for any portion of the Property, any easement, right of way, covenant or restriction on or with respect to the Property or any portion thereof, or any management, service or other agreement affecting the Property.

                                7. Due Diligence

7.1. Due Diligence

     (a) Buyer has until the date immediately preceding the date of the hearing before the Court on the Approval Motion (the "Due Diligence Date"), to inspect the Property, including with respect to the subjects covered by Section 4.2 above. Buyer has the right to terminate this Agreement on or before the Due Diligence Date. In such event, the Deposit shall be returned to Buyer. If Buyer does not exercise its right to terminate under this Section, and the Court approves the sale as described in Section 8, then the Closing shall take place in accordance with Section 2.3.

     (b) If any of the conditions set forth in Section 3.5 or paragraph (a) above has not been achieved or waived by Buyer, or if the results thereof are not wholly satisfactory to Buyer consistent with the terms of this Agreement, or if Buyer determines that any of the Seller's representations or warranties are untrue, then, in addition to any other legal or equitable remedies available to Buyer, Buyer may cancel this Agreement, in which case Escrow Agent shall refund the Deposit, including all accrued interest, to Buyer, whereupon this Agreement shall terminate and the parties hereto shall have no further rights or obligations hereunder.

7.2. Inspection of Property

     Buyer, its agents, employees and contractors shall have the right, at Buyer's risk and expense, from time to time prior to the Due Diligence Date, to inspect the Property, perform surveys, dig test holes, make engineering studies, environmental studies and perform whatever other tests and evaluations Buyer elects.

                           8. Court Approval of Sale

8.1. Court Approval Required

     Seller's obligations to sell the Property under this Agreement shall not be binding on Seller until the Court approves the sale of the Property to Buyer subsequent to the Auction substantially on the terms of this Agreement ("Court Approval"). Subject to the satisfaction of the conditions set forth in Sections
3.5 and 7.1, Buyer's obligations to purchase the Assets on the terms and subject to the conditions of this Agreement shall be binding on Buyer from and after the Effective Date.

8.2. Motion to Court

     (a) Promptly after the Effective Date, Seller shall join with MSI to file with the Court a motion (the "Approval Motion") requesting that the Court (i) establish procedures for the sale of the Property consistent with the provisions of paragraph (b) below; and (ii) hold the 363 Hearing (as defined below) to approve the sale of the Property pursuant to this Agreement. Buyer shall be given a reasonable opportunity to review and comment on the Approval Motion, Seller shall give reasonable consideration to the comments of Buyer and its counsel and such the Approval Motion shall be reasonably satisfactory to Buyer. Seller shall use all reasonable efforts to obtain approval of the Approval Motion by the Court.

     (b) The Approval Motion shall:

          (i) provide that the sale of the Property on the terms and subject to the conditions of this Agreement and the sale of the Assets on the terms and subject to the conditions of the Asset Purchase Agreement shall be considered as a single transaction;

          (ii) provide that any other bidder at the Auction (as defined below) shall (A) pay an aggregate purchase price for the Property and the Assets (as defined in the Asset Purchase Agreement) that is at least $1,000,000 greater than the sum of the Purchase Price for the Property and the Purchase Price for the Assets set forth in the Asset Purchase Agreement, with subsequent bid increments of $500,000; and (B) make a cash deposit equal to at least ten percent (10%) of the amount bid; and

          (iii) request approval of (A) the payment by Seller to Buyer of a fee in an amount equal to 3% of the Purchase Price (the "Topping Fee") in accordance with Section 8.4 in the event that Buyer is not the successful bidder at the Auction and (B) the Escrow Agreement.

8.3. Auction; Hearing

     Upon approval by the Court of the Approval Motion, Seller shall conduct an auction sale (the "Auction") of the Property, followed as soon as practicable, consistent with the procedures of the Court, by a hearing pursuant to Section 363 of the Bankruptcy Code (the "363 Hearing"), at which the Court will consider whether to approve the sale of the Property to the high bidder at the Auction.

8.4. Topping Fee

     If Buyer is not the successful bidder at the Auction, then within one business day of the closing of the sale of the Property to the successful bidder, Seller shall (a) pay to Buyer the Topping Fee and (b) return to Buyer the Deposit, together with interest accrued thereon.

                           9. Condemnation; Casualty

     (a) Should any part of the Property be taken under power of eminent domain between the date of this Agreement and the Closing Date, Seller shall immediately give written notice thereof to Buyer and within 30 days of such notice Buyer, at its option, may terminate this Agreement with respect to the Property by notice to Seller. On such a termination, the Purchase Price shall be reduced by an amount equal to the value of such part of the Property, as mutually agreed by Seller and Buyer, and a portion of the Deposit shall be returned to Buyer and Buyer shall have no further rights hereunder in such Property or in the condemnation award. If Buyer does not so terminate this Agreement, Seller shall credit to Buyer at Closing all sums theretofore received by Seller on account of the condemnation award and assign to Buyer, Seller's right to any sums thereafter receivable on account of such award.

     (b) If at any time after the date of this Agreement and prior to the date of Closing any material portion of the Property is lost, destroyed or damaged as a result of fire or any other cause whatsoever, Seller shall promptly give written notice thereof to Buyer, and Buyer shall have the right, at its sole option, to terminate this Agreement with respect to such Property by giving Seller written notice of its intent to terminate within 10 days of Buyer's receipt of the aforesaid notice from Seller or other discovery of the loss, damage as destruction. On such a termination, the Purchase Price shall be reduced by an amount equal to such part of the Property as mutually agreed by Seller and Buyer, and a pro rata portion of the Deposit shall be returned to Buyer and, in such event, neither party shall have any further liability or obligation hereunder with respect to such Property. If Buyer does not terminate this Agreement with respect to such Property, the proceeds of any insurance paid to Seller at or prior to the time of Closing and all unpaid claims and rights in connection with losses shall be assigned to Buyer at Closing without in any manner affecting the Purchase Price. Seller, between the date of this Agreement and the date of Closing, shall maintain and keep in full force and effect all insurance policies presently in force with respect to the Property.

                                  10. Default

10.1. Default by Buyer

     (a) Subject to the provisions of Section 8, should Buyer fail to close the purchase of the Property when required to do so according to the terms of this Agreement through no fault or breach hereof on the part of Seller, and provided Seller shall be ready, willing and able to sell the Property to Buyer on all terms and conditions contained in this Agreement, then Seller may treat this Agreement as terminated and Seller shall thereupon be entitled to the Deposit as liquidated damages, it being impractical and extremely difficult to fix the actual damages, and the parties mutually agree that this will be the sole and exclusive remedy of Seller. Seller shall not seek or obtain any money or other judgment against Buyer or any disclosed or undisclosed principal, officer or employee of Buyer, or against the Property or estate of Buyer, or any of the foregoing persons, and Seller's sole recourse for payment of said amounts shall be to the Deposit.

10.2. Default by Seller

     (a) Subject to the provisions of Section 8, should Seller be unable to or fail to convey title to the Property on the Closing Date according to the terms of this Agreement, or if Seller shall otherwise be in breach of this Agreement, then Buyer may treat this Agreement as terminated, in which event the Deposit shall be forthwith returned to Buyer. If Buyer elects not to terminate this Agreement but to treat this Agreement as being in full force and effect, then nothing herein shall be construed to prevent its enforcement by an action of specific performance or any other legal or equitable remedies, provided Buyer shall be entitled to a credit against the Purchase Price to the extent of any mortgages, liens or other encumbrances affecting the Tract (other than the Permitted Encumbrances) caused by Seller and not shown as a title exception on Buyer's title commitment.

                                  11. Release

     As of the Closing, Buyer shall release and discharge Seller, its officers, directors, employees, agents, consultants or counsel (each, a "Seller Party;" collectively, the "Seller Parties") from any and all claims or causes of action which Buyer, its officers, directors, employees or agents may have against any Seller Parties arising out of or relating to the condition of the Property or any of them, including the environmental condition; provided, however, that such release shall not prohibit or be construed to prohibit Buyer from joining any Seller Party or Seller Parties as third-party defendant(s), cross-defendant(s), defendant(s) on Buyer's counterclaim or otherwise in any proceedings brought by any Seller Party or any third party (specifically including any governmental agency or body) arising out of or relating to the condition of the Tract.

                                12. Recordation

     Neither this Agreement nor any memorandum hereof shall be recorded.

                                   13. Merger

     All of the representations, warranties, covenants and/or agreements of Seller contained in this Agreement, and all of Seller's obligations to be performed under the provisions hereof shall merge into the Deeds delivered to Buyer at Closing.

                                   14. Notice

     Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received, if given in person; (b) on the date of transmission, if sent by telex, telecopy or other electronic transmission (with answer back confirmation of such transmission); (c) upon delivery, if delivered by a nationally known commercial courier service providing next-day delivery service (such as Federal Express); or (d) upon delivery, or refusal of delivery, if deposited in the U.S. Mail, certified or registered mail, return receipt requested, postage prepaid. A copy of each notice delivered by Seller or Buyer under this Agreement shall be delivered to Seller or Buyer at the addresses listed below, or to such other individual or address as a party hereto may designate for itself by notice given as herein provided:

i. If to Seller, to:                   with a copy to:

  Matlack Systems, Inc.                Baker, Donelson, Bearman & Caldwell, P.C.
  One Rollins Plaza                    2200 Riverview Tower
  2200 Concord Pike                    900 South Gay Street
  Wilmington, DE  19803                Knoxville, TN 37901
  Attention:  Mr. Pat Bagley           Attention:  Robert F. Worthington, Esq.
  Telephone:  302.426.2930             Telephone:  865.549.7000
  Facsimile:  302.426.3699             Facsimile: 865.525.8569

ii. If to Buyer, to:                   with a copy to:

    Quality Carriers, Inc.             Morgan, Lewis & Bockius LLP
    3802 Corporex Park Drive           1701 Market Street
    Tampa, FL  33619                   Philadelphia, PA 19103-2921
    Attention:  Robert Kasak, Esq.     Attention:  Peter S. Sartorius, Esq.
    Telephone: 1.800.282.2031 x7309    Telephone: 215.963.5466
    Facsimile:  813.630.9567           Facsimile: 1.877.432.9652

                             15. General Provisions

15.1. Governing Law

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to conflicts of law principles.

15.2. Construction and Interpretation of Agreement

     (a) The article and section headings in this Agreement are inserted for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

     (b) The language used in this Agreement will be deemed to be the language chosen by the parties to this Agreement to express their mutual intent, and no rule of strict construction shall be applied against any party.

     (c) Any defined term used in the plural refers to all members of the relevant class, and any defined term used in the singular refers to any one or more of the members of the relevant class. The use of a pronoun of any gender is applicable to all genders.

     (d) The terms "herein," "hereof," "hereto," "hereunder" and other terms similar to such terms refer to this Agreement as a whole and not merely to the specific article, section, paragraph or clause where such terms may appear, and article, section, subsection, schedule and exhibit references herein are references to articles, sections and subsections of and schedules and exhibits to this Agreement, unless otherwise specified.

     (e) The term "including" means "including, but not limited to" or "including", the phrase "may not" is prohibitive and not permissive, and the word "or" is not exclusive.

     (f) Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from but excluding" and the words "to" and "until" each means "to and including."

15.3. Non-Waiver

     No waiver or waivers by any party of any breach, default, liability or performance by the other party shall be deemed or construed a waiver of any other term, condition or liability or the breach or default thereof. Failure on the part of any party to complain of any action or inaction on the part of the other party or to declare the other party in default, no matter how long such failure may continue, shall not be deemed to be a waiver by such party of any of its rights hereunder.

15.4. Amendment

     This Agreement may not be changed other than by an instrument in writing, signed by the party (or the assignee of a party, to the extent permitted by Section 15.6) if against which the enforcement of the change is sought.

15.5. Entire Agreement

     This Agreement constitutes the entire agreement between the parties respecting the subject matter hereof, and in no event shall either party be charged with any covenant, representation, warranty, guarantee, indemnity or other agreement, except to the extent expressly stated in this Agreement. Any and all Exhibits and the Rider annexed to this Agreement are an integral part hereof.

15.6. Assignment

     Buyer shall have the right to assign its rights under this Agreement in respect of one or more of the Tracts included in the Property and the related Improvements and Personal Property to one or more persons or entities engaged in the business of owning and/or operating properties similar to the Property pursuant to contractual arrangements with Buyer (an "Assignee"), upon written notice to Seller executed by Buyer and Assignee setting forth the name and a brief description of Assignee and either the identity of the Tract or Tracts with respect to which Buyer is assigning its rights to Assignee. From and after the execution of such notice by Seller, the notice shall become incorporated into this Agreement and Assignee shall become bound by this Agreement with respect to the Property so assigned as if Assignee's name were set forth in place of the term "Buyer;" provided, however, that no such assignment shall relieve Buyer from its obligations hereunder. Except as set forth above, this Agreement shall not be assigned without the prior written consent of Seller and Buyer.

15.7. Binding Effect

     This  Agreement  shall be  binding  upon and  inure to the  benefit  of the
respective  parties,   and  their  successors,   assigns,   heirs  and  personal
representatives, except as otherwise expressly provided herein.

15.8. Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.


                       * Signatures appear on next page *

                                   Signatures


     IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the parties hereto as of the Effective Date.


                               MATLACK PROPERTIES, INC., a Pennsylvania corporation formerly known as Super Service, Inc.

                               By: /s/ Patrick J. Bagley
                                   ---------------------------------------------
                               Name: Patrick J. Bagley
                               Title: Vice President-Finance



                               QUALITY CARRIERS, INC., an Illinois corporation

                               By: /s/ Dennis Farnsworth
                                   ---------------------------------------------
                               Name: Dennis Farnsworth
                               Title: Chief Financial Officer

Exhibit 10(m)
                                                                  Execution Copy
                                Escrow Agreement

     This ESCROW AGREEMENT (this "Agreement") is entered into as of July 27, 2001 (the "Effective Date") by and among Matlack Systems, Inc., a Delaware corporation ("MSI"), Matlack Properties, Inc., f/k/a Super Service, Inc., a Pennsylvania corporation ("MPI" and, with MSI, "Seller"), Quality Carriers, Inc., an Illinois corporation ("Buyer"), and Chase Manhattan Trust Company, N.A., a national banking association (the "Escrow Agent").

                                    Recitals

     A. Buyer and Seller have entered into an Asset Purchase Agreement dated as of the Effective Date and a Real Estate Purchase Agreement dated as of the Effective Date (collectively, the "Purchase Agreements"), which, among other matters, provide for the purchase by Buyer of certain assets of Seller (the "Asset Sale"), subject to the approval of the United States Bankruptcy Court for the District of Delaware (the "Court").

     B. This Escrow Agreement is entered into pursuant to and in connection with the Purchase Agreements.

                                    Agreement

     In consideration of the premises hereto and the mutual covenants set forth herein and intending to be legally bound hereby, the parties agree as follows:

                          1. Deposit of Escrow Amount

1.1. Deposit of Purchase Price

     (a) Concurrently with the execution and delivery hereof, Buyer is transferring by wire transfer to the "Matlack Escrow Account" The Chase
Manhattan Bank, ABA 021000021, Credit Account #507948599, Notify Deborah Thompson (901) 309-4798 (the "Escrow Account"), in immediately available federal funds, the sum of One Million, Five Hundred Ninety-Seven Thousand, Two Hundred and 00/100 Dollars ($1,597,200.00) (the "Deposit"), which represents the funds required to be placed in escrow pursuant to the terms of the Purchase Agreements.

     (b) Immediately prior to the consummation of the Asset Sale, Buyer will transfer by wire transfer to the Escrow Account, in immediately available funds, the balance of the purchase price for the assets set forth in the Purchase Agreements, as adjusted pursuant to the Purchase Agreements and set forth on a Closing Statement to be executed by Seller, Buyer and the Escrow Agent (the "Purchase Price" and, with the Deposit, the "Escrow Amount").

1.2. Investment of Escrow Amount

     The Escrow Agent shall invest the Escrow Amount in a money market fund substantially all of which is invested in direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America, from which the Escrow Amount may be redeemed on demand, or in such other liquid, investment grade securities as may be specified in writing by Buyer and Seller. The Escrow Amount may be invested in the name of the Escrow Agent but may not be commingled with other funds of the Escrow Agent.

1.3. Disposition of Escrow Amount

     The Escrow Agent shall hold and dispose of the Escrow Amount in accordance with the terms of this Agreement.

                          2. Release of Escrow Amount

2.1. Release upon Satisfaction or Waiver of Conditions

     Upon receipt by the Escrow Agent of written notice signed by Buyer and Seller stating that all of the conditions to closing under the Purchase Agreements have been satisfied or waived and instructing the Escrow Agent to release the Escrow Amount, the Escrow Agent shall transfer, or cause to be transferred, by wire transfer in immediately available federal funds the Escrow Amount to such account or accounts as Seller shall specify in writing, after which this Escrow Agreement shall be deemed terminated and the Escrow Agent shall be deemed released and discharged from further obligations hereunder.

2.2. Release if Conditions Are Not Satisfied

     If the Escrow Amount has not been released pursuant to Section 2.1 on or before October 31, 2001 or such later date as Buyer and Seller may agree to in writing (with written notice of such extension to the Escrow Agent) and if the Escrow Agent has not received any Notice of Dispute pursuant to the provisions of Section 2.3, the Escrow Agent shall, upon written instructions signed by Buyer, distribute the Escrow Amount in accordance with such written instructions after which this Escrow Agreement shall be deemed terminated and the Escrow Agent shall be released and discharged from all further obligations hereunder. Pending receipt of such written instructions or a Notice of Dispute, the Escrow Agent shall continue to hold the Escrow Amount, subject, however to the other provisions of this Agreement, including Section 4.

2.3. Release of Escrow Amount if there is a Dispute

     If the conditions to distribution of the Escrow Amount are not satisfied or waived on or before October 31, 2001 or such later date as Buyer and Seller may agree to in writing (with written notice of such agreement to the Escrow Agent) and if a dispute exists with respect to the disposition of the Escrow Amount, Buyer or Seller shall give notice ("Notice of Dispute") to the Escrow Agent, and give a copy of such notice to each other party to this Escrow Agreement. If a Notice of Dispute is received, the Escrow Agent shall retain custody of the Escrow Amount until the first to occur of the following:

     (a) Receipt by the Escrow Agent of a notice signed by Buyer and Seller containing instructions to the Escrow Agent as to the delivery of the Escrow Amount; or

     (b) Receipt by the Escrow Agent of a final order of a court of competent jurisdiction resolving the dispute from which no appeal is or can be taken;
after which the Escrow Agent shall promptly deliver the Escrow Amount in accordance with the notice from the parties or decision of the court, as the case may be. Upon delivery thereof, this Escrow Agreement shall be deemed to be terminated, and the Escrow Agent shall be released and discharged from all further obligations hereunder.

                         3. Termination by the Parties

     If at any time the Escrow Agent shall receive a notice signed by or on behalf of Buyer and Seller instructing the Escrow Agent with respect to the disposition of the Escrow Amount, the Escrow Agent shall release the Escrow Amount in accordance with the instructions contained in such notice, and upon release of the entire Escrow Amount this Escrow Agreement shall be deemed terminated, and the Escrow Agent shall be released and discharged from all further obligations hereunder.

                                4. Escrow Agent

4.1. Nature of Duties; Liability; Indemnification

     It is understood and agreed that the duties of the Escrow Agent hereunder are purely ministerial in nature and that the Escrow Agent shall not be liable for any error of judgment, fact, or law, or any act done or omitted to be done, except for its own willful misconduct or gross negligence or that of its partners, employees, and agents. The Escrow Agent's determination as to whether an event or condition has occurred, or been met or satisfied, or as to whether a provision of this Escrow Agreement has been complied with, or as to whether sufficient evidence of the event or condition or compliance with the provision has been furnished to it, shall not subject the Escrow Agent to any claim, liability, or obligation whatsoever, even if it shall be found that such determination was improper and incorrect; provided that the Escrow Agent and its partners, employees, and agents shall not have been guilty of willful misconduct or gross negligence in making such determination. Buyer and Seller each agree to indemnify the Escrow Agent for, and to hold it harmless against, one half of any loss, liability, or expense ("Cost") incurred without gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in connection with its entering into this Escrow Agreement and carrying out its duties hereunder, including costs and expenses of defending itself against any claim of liability in connection herewith or therewith. The right to indemnification set forth in the preceding sentence shall include the right to be paid by Buyer and Seller in respect of Costs as they are incurred (including Costs incurred in connection with defending itself against any claim of liability in connection herewith). The Escrow Agent shall repay any amounts so advanced if it shall ultimately be determined by a final order of a court of competent jurisdiction from which no appeal is or can be taken that the Escrow Agent is not entitled to such indemnification.

4.2. Documents and Instructions

     The Escrow Agent acts hereunder as a depository only and shall not be responsible or liable in any manner whatsoever for the genuineness, sufficiency, correctness, or validity of any agreement, document, certificate, instrument, or item deposited with it or any notice, consent, approval, direction, or instruction given to it, and the Escrow Agent shall be fully protected under
Section 4.1 for all acts taken in accordance with any written instruction or instrument given to it hereunder, and reasonably believed by the Escrow Agent to be genuine and what it purports to be.

4.3. Conflicting Notices, Claims, Demands, or Instructions

     If at any time the Escrow Agent shall receive conflicting notices, claims, demands, or instructions with respect to the Escrow Amount, or if for any other reason it shall in good faith be unable to determine the party or parties entitled to receive any of the Escrow Amount, or any part thereof, the Escrow Agent may refuse to make any distribution or payment and may retain the Escrow Amount in its possession until it shall have received instructions in writing concurred in by all parties in interest, or until directed by a final order or judgment of a court of competent jurisdiction from which no appeal is or can be taken, whereupon the Escrow Agent shall make such disposition in accordance with such instructions or such order.

4.4. Advice of Counsel

     The Escrow Agent may consult with, and obtain advice from, legal counsel and employees in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected and indemnified under Section 4.1 for all acts taken, in the absence of gross negligence or willful misconduct, in accordance with the opinion and instructions of such counsel, and the costs of such counsel shall be subject to reimbursement under Section 4.1.

4.5. Fees and Expenses of Escrow Agent

     Seller agrees (a) to pay or reimburse the Escrow Agent for its attorney's fees and expenses incurred in connection with the preparation of this Agreement and (b) to pay a one-time escrow fee in the amount of Two Thousand, Five Hundred and 00/100 Dollars ($2,500.00).

4.6. Resignation of Escrow Agent

     The Escrow Agent may resign at any time upon giving the other parties hereto 30 days' notice to that effect. In that event the successor Escrow Agent shall be such person, firm, or corporation as Buyer and Seller shall mutually select. It is understood and agreed that the Escrow Agent's resignation shall not be effective until a successor Escrow Agent agrees to act hereunder; provided, however, that in the event no successor Escrow Agent is appointed and acting hereunder within 30 days of such notice, the Escrow Agent may pay and deliver the Escrow Amount into a court of competent jurisdiction; and provided further, that the Escrow Agent may appoint a successor escrow agent hereunder at any time so long as such successor shall accept and agree to be bound by the terms of this Escrow Agreement.

                             5. Dispute Resolution

     It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Property, or should any claim be made upon the Escrow Agent or the Escrow Property by a third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of the Escrow Property until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to Escrow Property.

                                   6. Notice

     Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received, if given in person; (b) on the date of transmission, if sent by telex, telecopy or other electronic transmission (with answer back confirmation of such transmission); (c) upon delivery, if delivered by a nationally known commercial courier service providing next-day delivery service (such as Federal Express); or (d) upon delivery, or refusal of delivery, if deposited in the U.S. Mail, certified or registered mail, return receipt requested, postage prepaid. A copy of each notice delivered by Seller or Buyer under this Agreement shall be delivered to Seller or Buyer at the addresses listed below, or to such other individual or address as a party hereto may designate for itself by notice given as herein provided:

i. If to Seller, to:                   with a copy to:

   Matlack Systems, Inc.               Baker, Donelson, Bearman & Caldwell, P.C.
   One Rollins Plaza                   2200 Riverview Tower
   2200 Concord Pike                   900 South Gay Street
   Wilmington, DE  19803               Knoxville, TN 37901
   Attention:  Mr. Pat Bagley          Attention:  Robert F. Worthington, Esq.
   Telephone:  302.426.2930            Telephone:  865.549.7000
   Facsimile:  302.426.3699            Facsimile: 865.525.8569

ii. If to Buyer, to:                   with a copy to:

   Quality Carriers, Inc.              Morgan, Lewis & Bockius LLP
   3802 Corporex Park Drive            1701 Market Street
   Tampa, FL  33619                    Philadelphia, PA 19103-2921
   Attention:  Robert Kasak, Esq.      Attention:  Peter S. Sartorius, Esq.
   Telephone: 1.800.282.2031 x7309     Telephone: 215.963.5466
   Facsimile:  813.630.9567            Facsimile: 1.877.432.9652

iii. If to the Escrow Agent, to:

   Chase Manhattan Trust Company, N.A.
   1715 Aaron Brenner Drive, Suite 400
   Memphis, TN 38120
   Attention: Richard A. Hann
   Telephone: 901.309.4794
   Facsimile: 901.624.6613

                                   7. General

7.1. Governing Law; Jurisdiction

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to conflicts of law principles. Each party irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Tennessee in Shelby County or, if applicable, the federal district court serving Shelby County, Tennessee; (b) consents to the jurisdiction of each such court in any suit, action or proceeding; and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts.

7.2. Non-Waiver

     No waiver or waivers by any party of any breach, default, liability or performance by the other party shall be deemed or construed a waiver of any other term, condition or liability or the breach or default thereof. Failure on the part of any party to complain of any action or inaction on the part of the other party or to declare the other party in default, no matter how long such failure may continue, shall not be deemed to be a waiver by such party of any of its rights hereunder.

7.3. Amendment

     This Agreement may not be changed other than by an instrument in writing, signed by the party if against which the enforcement of the change is sought.

7.4. Assignment

     This Agreement shall not be assigned without the prior written consent of Seller, Buyer and the Escrow Agent.

7.5. Entire Agreement

     This Agreement constitutes the entire agreement between the parties respecting the subject matter hereof, and in no event shall either party be charged with any covenant, representation, warranty, guarantee, indemnity or other agreement, except to the extent expressly stated in this Agreement. Any and all exhibits, schedules, riders or other attachments to this Agreement are an integral part hereof.

7.6. Binding Effect

     This  Agreement  shall be  binding  upon and  inure to the  benefit  of the
respective  parties,   and  their  successors,   assigns,   heirs  and  personal
representatives, except as otherwise expressly provided herein.

7.7. Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.


                       * Signatures appear on next page *

                                   Signatures


     IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the parties hereto as of the Effective Date.


                               MATLACK SYSTEMS, INC.,
                               a Delaware corporation

                               By: /s/ Patrick J. Bagley
                                   ---------------------------------------------
                               Name: Patrick J. Bagley
                               Title: Vice President-Finance



                               MATLACK PROPERTIES, INC., a Pennsylvania corporation formerly known as Super Service, Inc.

                               By: /s/ Patrick J. Bagley
                                   ---------------------------------------------
                               Name: Patrick J. Bagley
                               Title: Vice President-Finance



                               QUALITY CARRIERS, INC., an Illinois corporation

                               By: /s/ Dennis Farnsworth
                                   ---------------------------------------------
                               Name: Dennis Farnsworth
                               Title: Chief Financial Officer


                               CHASE MANHATTAN TRUST COMPANY, N.A., a national banking association

                               By: /s/ Richard Hann
                                   ---------------------------------------------
                               Name: Richard Hann
                               Title: Vice President

Exhibit 10(n)


                            HOLDBACK ESCROW AGREEMENT

     This HOLDBACK ESCROW AGREEMENT (this "Agreement") is entered into as of October 2, 2001 (the "Effective Date") by and among Matlack Systems, Inc., a Delaware corporation ("MSI"), Matlack Properties, Inc., f/k/a Super Service, Inc., a Pennsylvania corporation ("MPI" and, with MSI, "Seller"), Steamboat LLC, a Delaware limited liability company ("Buyer"), and Chase Manhattan Trust Company, N.A., a national banking association (the "Escrow Agent").

                                    Recitals

     A. Seller and Quality Carriers, Inc., an Illinois corporation ("Quality"), entered into an Asset Purchase Agreement dated as of July 27, 2001 (the "Purchase Agreement"), which, among other matters, provides for the purchase by Quality or its assigns of certain Accounts (as defined in the Purchase Agreement) of Seller.

     B. Quality assigned its rights under the Purchase Agreement with respect to the Accounts to Buyer.

     C. This Holdback Escrow Agreement is entered into pursuant to and in connection with the Closing under the Purchase Agreement.

     D. Capitalized terms used but not defined herein have the meaning specified in the Purchase Agreement.

                                    Agreement

     In consideration of the premises hereto and the mutual covenants set forth herein and intending to be legally bound hereby, the parties agree as follows:

                           1. Deposit of Escrow Amount

1.1. Deposit of Purchase Price

     Concurrently with the execution and delivery hereof, Buyer is transferring or causing to be transferred to the "Matlack Holdback Escrow Account" The Chase Manhattan Bank, ABA 021000021, Credit Account [#507948599], Notify Deborah Thompson (901) 309-4798 (the "Escrow Account"), in immediately available federal funds, the sum of Five Hundred Sixty Eight Thousand Nine Hundred Thirty and 00/100 Dollars ($568,930.00) (the "Deposit"), which represents the funds to be placed in Holdback Escrow Account under the terms of the Purchase Agreement ("Escrow Amount").

1.2. Investment of Escrow Amount

     The Escrow Agent shall invest the Escrow Amount in a money market fund substantially all of which is invested in direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America, from which the Escrow Amount may be redeemed on demand, or in such other liquid, investment grade securities as may be specified in writing by Buyer and Seller. The Escrow Amount may be invested in the name of the Escrow Agent but may not be commingled with other funds of the Escrow Agent.

1.3. Disposition of Escrow Amount

     The Escrow Agent shall hold and dispose of the Escrow Amount in accordance with the terms of this Agreement.

                           2. Release of Escrow Amount

2.1. Release upon Satisfaction or Waiver of Conditions

     Upon receipt by the Escrow Agent of written notice signed by Buyer and Seller instructing the Escrow Agent to release all or any portion of the Escrow Amount to Buyer or Seller, the Escrow Agent shall transfer, or cause to be transferred, by wire transfer in immediately available federal funds , such amount to such account or accounts as Buyer or Seller, whichever is entitled thereto, shall specify in writing. Upon release of all of the Escrow Amount, this Holdback Escrow Agreement shall be deemed terminated and the Escrow Agent shall be deemed released and discharged from further obligations hereunder.

2.2. Release of Escrow Amount if there is a Dispute

     If a dispute exists with respect to the disposition of the Escrow Amount, Buyer or Seller shall give notice ("Notice of Dispute") to the Escrow Agent, and give a copy of such notice to each other party to this Escrow Agreement. If a Notice of Dispute is received, the Escrow Agent shall retain custody of the Escrow Amount until the first to occur of the following:

     (a) Receipt by the Escrow Agent of a notice signed by Buyer and Seller containing instructions to the Escrow Agent as to the delivery of the Escrow Amount;

     (b) Receipt by the Escrow Agent of a notice signed by a Putback Referee containing instructions to the Escrow Agent as to the delivery of the Escrow Amount. For purposes of this Agreement, "Putback Referee" shall mean an independent third party mutually agreed to by Buyer and Seller and appointed to act in such capacity in a written notice signed by Buyer and Seller and delivered to the Escrow Agent; or

     (c) Receipt by the Escrow Agent of a final order of a court of competent jurisdiction resolving the dispute from which no appeal is or can be taken;

after which the Escrow Agent shall promptly deliver the Escrow Amount in accordance with the notice from the parties or decision of the court, as the case may be. Upon delivery thereof, this Holdback Escrow Agreement shall be deemed to be terminated, and the Escrow Agent shall be released and discharged from all further obligations hereunder.

                          3. Termination by the Parties

     If at any time the Escrow Agent shall receive a notice signed by or on behalf of Buyer and Seller instructing the Escrow Agent with respect to the disposition of the Escrow Amount, the Escrow Agent shall release the Escrow Amount in accordance with the instructions contained in such notice, and upon release of the entire Escrow Amount this Escrow Agreement shall be deemed terminated, and the Escrow Agent shall be released and discharged from all further obligations hereunder.

                                 4. Escrow Agent

4.1. Nature of Duties; Liability; Indemnification

     It is understood and agreed that the duties of the Escrow Agent hereunder are purely ministerial in nature and that the Escrow Agent shall not be liable for any error of judgment, fact, or law, or any act done or omitted to be done, except for its own willful misconduct or gross negligence or that of its partners, employees, and agents. The Escrow Agent's determination as to whether an event or condition has occurred, or been met or satisfied, or as to whether a provision of this Escrow Agreement has been complied with, or as to whether sufficient evidence of the event or condition or compliance with the provision has been furnished to it, shall not subject the Escrow Agent to any claim, liability, or obligation whatsoever, even if it shall be found that such determination was improper and incorrect; provided that the Escrow Agent and its partners, employees, and agents shall not have been guilty of willful misconduct or gross negligence in making such determination. Buyer and Seller each agree to indemnify the Escrow Agent for, and to hold it harmless against, one half of any loss, liability, or expense ("Cost") incurred without gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in connection with its entering into this Escrow Agreement and carrying out its duties hereunder, including costs and expenses of defending itself against any claim of liability in connection herewith or therewith. The right to indemnification set forth in the preceding sentence shall include the right to be paid by Buyer and Seller in respect of Costs as they are incurred (including Costs incurred in connection with defending itself against any claim of liability in connection herewith). The Escrow Agent shall repay any amounts so advanced if it shall ultimately be determined by a final order of a court of competent jurisdiction from which no appeal is or can be taken that the Escrow Agent is not entitled to such indemnification.

4.2. Documents and Instructions

     The Escrow Agent acts hereunder as a depository only and shall not be responsible or liable in any manner whatsoever for the genuineness, sufficiency, correctness, or validity of any agreement, document, certificate, instrument, or item deposited with it or any notice, consent, approval, direction, or instruction given to it, and the Escrow Agent shall be fully protected under
Section 4.1 for all acts taken in accordance with any written instruction or instrument given to it hereunder, and reasonably believed by the Escrow Agent to be genuine and what it purports to be.

4.3. Conflicting Notices, Claims, Demands, or Instructions

     If at any time the Escrow Agent shall receive conflicting notices, claims, demands, or instructions with respect to the Escrow Amount, or if for any other reason it shall in good faith be unable to determine the party or parties entitled to receive any of the Escrow Amount, or any part thereof, the Escrow Agent may refuse to make any distribution or payment and may retain the Escrow Amount in its possession until it shall have received instructions in writing concurred in by all parties in interest, or until directed by a final order or judgment of a court of competent jurisdiction from which no appeal is or can be taken, whereupon the Escrow Agent shall make such disposition in accordance with such instructions or such order.

4.4. Advice of Counsel

     The Escrow Agent may consult with, and obtain advice from, legal counsel and employees in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected and indemnified under Section 4.1 for all acts taken, in the absence of gross negligence or willful misconduct, in accordance with the opinion and instructions of such counsel, and the costs of such counsel shall be subject to reimbursement under Section 4.1.

4.5. Fees and Expenses of Escrow Agent

     Buyer agrees to pay a one-time escrow fee in the amount of Two Thousand and 00/100 Dollars ($2,000.00).

4.6. Resignation of Escrow Agent

     The Escrow Agent may resign at any time upon giving the other parties hereto 30 days' notice to that effect. In that event the successor Escrow Agent shall be such person, firm, or corporation as Buyer and Seller shall mutually select. It is understood and agreed that the Escrow Agent's resignation shall not be effective until a successor Escrow Agent agrees to act hereunder; provided, however, that in the event no successor Escrow Agent is appointed and acting hereunder within 30 days of such notice, the Escrow Agent may pay and deliver the Escrow Amount into a court of competent jurisdiction; and provided further, that the Escrow Agent may appoint a successor escrow agent hereunder at any time so long as such successor shall accept and agree to be bound by the terms of this Escrow Agreement.

                              5. Dispute Resolution

     It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Property, or should any claim be made upon the Escrow Agent or the Escrow Property by a third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of the Escrow Property until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to Escrow Property.

                                    6. Notice

     Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given i) when received, if given in person; ii) on the date of transmission, if sent by telex, telecopy or other electronic transmission (with answer back confirmation of such transmission); iii) upon delivery, if delivered by a nationally known commercial courier service providing next-day delivery service (such as Federal Express); or iv) upon delivery, or refusal of delivery, if deposited in the U.S. Mail, certified or registered mail, return receipt requested, postage prepaid. A copy of each notice delivered by Seller or Buyer under this Agreement shall be delivered to Seller or Buyer at the addresses listed below, or to such other individual or address as a party hereto may designate for itself by notice given as herein provided:

i.   If to Seller, to:                 with a copy to:

     Matlack Systems, Inc.             Baker, Donelson, Bearman & Caldwell, P.C.
     One Rollins Plaza                 2200 Riverview Tower
     2200 Concord Pike                 900 South Gay Street
     Wilmington, DE 19803              Knoxville, TN 37901
     Attention: Mr.  Pat Bagley        Attention: Robert F.  Worthington, Esq.
     Telephone: 302.426.2930           Telephone: 865.549.7000
     Facsimile: 302.426.3699           Facsimile: 865.525.8569

ii.  If to Buyer, to:                  with a copy to:

     Steamboat LLC                     Mayer Brown & Platt
     c/o Receivable Partners Inc.      190 South LaSalle Street
     1101 Skokie Blvd., Suite 230      Chicago, IL 60603
     Northbrook, IL 60062              Attention: Laura M.  Turnquest, Esq.
     Attention: Benjamin Waisbren      Telephone: 312.701.7246
     Telephone: 847.753.9797           Facsimile: 312.701.7711
     Facsimile: 847.753.9779

iii. If to the Escrow Agent, to:

     Chase Manhattan Trust Company, N.A.
     1715 Aaron Brenner Drive, Suite 400
     Memphis, TN 38120
     Attention: Richard A.  Hann
     Telephone: 901.309.4794
     Facsimile: 901.624.6613

                                   7. General

7.1. Governing Law; Jurisdiction

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to conflicts of law principles. Each party irrevocably and unconditionally v) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Tennessee in Shelby County or, if applicable, the federal district court serving Shelby County, Tennessee; vi) consents to the jurisdiction of each such court in any suit, action or proceeding; and vii) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts.

7.2. Non-Waiver

     No waiver or waivers by any party of any breach, default, liability or performance by the other party shall be deemed or construed a waiver of any other term, condition or liability or the breach or default thereof. Failure on the part of any party to complain of any action or inaction on the part of the other party or to declare the other party in default, no matter how long such failure may continue, shall not be deemed to be a waiver by such party of any of its rights hereunder.

7.3. Amendment

     This Agreement may not be changed other than by an instrument in writing, signed by the party if against which the enforcement of the change is sought.

7.4. Assignment

     This Agreement shall not be assigned without the prior written consent of Seller, Buyer and the Escrow Agent.

7.5. Entire Agreement

     This Agreement constitutes the entire agreement between the parties respecting the subject matter hereof, and in no event shall either party be charged with any covenant, representation, warranty, guarantee, indemnity or other agreement, except to the extent expressly stated in this Agreement. Any and all exhibits, schedules, riders or other attachments to this Agreement are an integral part hereof.

7.6. Binding Effect

     This  Agreement  shall be  binding  upon and  inure to the  benefit  of the
respective  parties,   and  their  successors,   assigns,   heirs  and  personal
representatives, except as otherwise expressly provided herein.

7.7. Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.


                       * Signatures appear on next page *

                                   Signatures


     IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the parties hereto as of the Effective Date.


                             MATLACK SYSTEMS, INC.,
                             a Delaware corporation

                             By: /s/ Michael B. Kinnard
                                 ---------------------------------------------
                             Name: Michael B. Kinnard
                             Title: President & CEO


                             MATLACK PROPERTIES, INC., a Pennsylvania corporation formerly known as Super Service, Inc.

                             By: /s/ Michael B. Kinnard
                                 ---------------------------------------------
                             Name: Michael B. Kinnard
                             Title: President & CEO



                             STEAMBOAT LLC, a Delaware limited liability company
                             By: /s/ Bruce R. Passen
                                 ---------------------------------------------
                             Name: Bruce R. Passen
                             Title: President


                             CHASE MANHATTAN TRUST COMPANY, N.A., a national banking association

                             By: /s/ Richard Hann
                                 ---------------------------------------------
                             Name: Richard Hann
                             Title: Vice President

Exhibit 10(o)

                           Escrow Deposit Agreement



Quality Carriers, Inc. and Matlack Systems, Inc. agree that amounts will be released from escrow upon delivery of missing titles as follows:



                      Vehicle #                       Amount
                      ---------                       ------
                      1822                         $   2,021
                      2739                             1,470
                      2743                             1,985
                      2744                             3,308
                      2776                             1,470
                      2794                             3,308
                      6129                             1,985
                      9656                            30,870
                      9961                            13,230
                      6031                            38,000
                      6086                            38,000
                      6091                            38,000
                      9956                               900
                      2136                             9,188
                      8937                             7,350
                      9166                             8,085
                      Total                        $ 199,170




                       * Signatures appear on next page *

                                   Signatures


IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the parties hereto as of the Effective Date.

                               MATLACK SYSTEMS, INC.,
                               a Delaware corporation

                               By: /s/ Michael B. Kinnard
                                   ---------------------------------------------
                               Name: Michael B. Kinnard
                               Title: President & CEO



                               MATLACK PROPERTIES, INC., a Pennsylvania corporation formerly known as Super Service, Inc.

                               By: /s/ Michael B. Kinnard
                                   ---------------------------------------------
                               Name: Michael B. Kinnard
                               Title: President & CEO


                               QUALITY CARRIERS, INC., an Illinois corporation

                               By: /s/ Dennis Farnsworth
                                   ---------------------------------------------
                               Name: Dennis Farnsworth
                               Title: SVP & Chief Financial Officer